INDEX TO EXHIBITS


EXHIBIT                    DESCRIPTION

2.1 Amended and Restated Agreement and Plan of Merger among Recoton Corporation, RC Acquisition Sub, Inc. and International Jensen Incorporated dated as of January 3, 1996

10.1 Stock Option and Voting Agreement between William Blair Leveraged Capital Fund, L.P. and Recoton Corporation dated as of May 1, 1996

10.2 Agreement between Robert G. Shaw and Recoton Corporation dated as of May 1, 1996

10.3 Escrow Agreement between Recoton Corporation, International Jensen Incorporated and Vedder, Price, Kaufman & Kammholz dated as of May 1, 1996

10.4 Employment Agreement between Recoton Corporation, International Jensen Incorporated and Robert G. Shaw dated as of May 1, 1996


                             EXHIBIT 2.1 TO RECOTON
                               FORM 8-K FOR EVENT
                              OCCURRING MAY 1, 1996


            SECOND AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER


         SECOND AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER, dated as of January 3, 1996 (the "Agreement"), by and between RECOTON CORPORATION, a New York corporation ("Recoton"), RC ACQUISITION SUB, INC., a Delaware corporation ("Acquisition Sub") and wholly-owned subsidiary of Recoton, and INTERNATIONAL JENSEN INCORPORATED, a Delaware corporation ("Jensen").

                              W I T N E S S E T H:

         WHEREAS, the Boards of Directors of Recoton, Acquisition Sub and Jensen have approved the merger of Jensen with and into Acquisition Sub (the "Merger") pursuant to the terms and conditions set forth in this Agreement and the sole stockholder of Acquisition Sub has approved the Merger;

         WHEREAS, for federal income tax purposes, it is intended that Acquisition Sub and Jensen and their respective stockholders will recognize no gain or loss for federal income tax purposes under the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder as a result of the consummation of the Merger except with respect to stockholders who exercise dissenters' rights, or to the extent stockholders receive cash in lieu of fractional shares, the Per Share Cash Amount (as defined in Section 3.1) or a portion thereof; and

         WHEREAS, Jensen and Recoton entered into an agreement on January 3, 1996 (the "AR Agreement") by which Recoton has acquired a license to and an option to purchase, and Jensen has acquired an option to sell, the trademarks and associated copyrights and other intellectual properties of Jensen associated with the name "Acoustic Research" or "AR" (the "AR Rights"); and

         WHEREAS, Jensen and IJI Acquisition Corp. ("IJI") have entered into an agreement, which is being amended contemporaneous to execution of this Second Amended and Restated Agreement and Plan of Merger, (the "OE Agreement") by which IJI has agreed to acquire the assets associated with the original equipment business of Jensen (the "Original Equipment Business") and assume related liabilities prior to the Effective Time (as defined in Section 1.2), which agreement Recoton has approved.

         NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, Recoton, Acquisition Sub and Jensen, intending to be legally bound hereby, agree as follows:

                                    ARTICLE I

                                   THE MERGER

          Section 1.1 THE MERGER. Upon the terms and subject to the conditions of this Agreement, at the Effective Time in accordance with the Delaware General Corporation Law (the "GCL") Jensen shall be merged with and into Acquisition Sub in accordance with this Agreement and the form of certificate of merger attached hereto as Exhibit 1.1 (the "Certificate of Merger") and the separate existence of Jensen shall thereupon cease. Acquisition Sub shall be the surviving corporation in the Merger (hereinafter sometimes referred to as the "Surviving Corporation").

         Section 1.2 EFFECTIVE TIME OF THE MERGER. The Merger shall become effective at such time (the "Effective Time") after the Closing (as defined below) as a copy of the duly completed Certificate of Merger (the "Merger Filing") is delivered to the Secretary of State of the State of Delaware for filing and is filed by the Secretary of State of the State of Delaware or at such later time as the parties may agree to specify in the Certificate of Merger.

         Section 1.3 EFFECTS OF THE MERGER. The Merger shall have the effects set forth in Section 259 of the GCL.

         Section 1.4 CLOSING. The closing (the "Closing ") of the transactions contemplated by this Agreement shall take place at the offices of Stroock & Stroock & Lavan, 7 Hanover Square, New York, New York on June 11, 1996 at 9:30 A.M. New York time, or, if later, on the second business day immediately following the date on which the last of the conditions set forth in Article VIII hereof is fulfilled or waived, or at such other time and place as Acquisition Sub and Jensen shall agree (the "Closing Date").

                                   ARTICLE II

                            THE SURVIVING CORPORATION

         Section 2.1 CERTIFICATE OF INCORPORATION; AMENDMENT. The Certificate of Incorporation of Acquisition Sub as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation after the Effective Time until amended in accordance with the provisions of the GCL, except that Article FIRST shall be amended as of and from the Effective Time to read "The name of the Corporation shall be Recoton Audio Corporation."

         Section 2.2 BY-LAWS. The By-Laws of Acquisition Sub shall be the By-Laws of the Surviving Corporation after the Effective Time, and thereafter may be amended in accordance with their terms and as provided by the Certificate of Incorporation of the Surviving Corporation and the GCL.

         Section 2.3 DIRECTORS AND OFFICERS. (a) At the Effective Time, the Board of Directors of the Surviving Corporation shall consist of the following persons:

                                             Robert L. Borchardt
                                             Joseph H. Massot
                                             Stuart Mont
                                             Robert G. Shaw
                                             Marc T. Tanenberg

         (b) At the Effective Time, the officers of the Surviving Corporation shall be as follows:

         OFFICE                                     HOLDER

       Chairman                                  Robert L. Borchardt

       President &                               Robert G. Shaw
       CEO

       Vice President &                          Marc T. Tanenberg
       CFO

       Secretary                                 Stuart Mont

       Treasurer &                               Joseph H. Massot
     Assistant Secretary

                                   ARTICLE III

                              CONVERSION OF SHARES

    Section 3.1   CONVERSION OF JENSEN SHARES IN THE MERGER.

    (a) At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of Jensen except as set forth in this Section 3.1, subject to the other provisions of this Section 3.1, each share of common stock, par value $.01 per share, of Jensen ("Jensen Common Stock") issued and outstanding immediately prior to the Effective Time (excluding any treasury shares and Dissenting Shares (as defined in Section 3.5)) shall be converted into either

             (i) the right to receive cash in the amount of $9.15 (hereinafter the "Per Share Cash Amount") or $9.00 in the case of shares held beneficially by Robert G. Shaw ("Shaw") and William Blair Leveraged Capital Fund, L.P. ("WBLCF") (WBLCF and Shaw being referred to herein as the "Principal Stockholders") (the "Principal Stockholders Per Share Cash Amount");

             (ii) the right to receive such number of validly issued, fully paid and nonassessable Common Shares, $0.20 par value, of Recoton ("Recoton Common Shares") as shall be determined by dividing the Per Share Cash Amount (or the Principal Stockholders Per Share Cash Amount, in the case of shares of Common Stock beneficially owned by the Principal Stockholders) by the Average Recoton Share Price (as defined in Section 3.1(b)) carried out to four decimal places (such number divided by one being referred to hereinafter as the "Exchange Ratio") (or, in the case of the Principal Stockholders, the "Principal Stockholders Exchange Ratio"); or

             (iii) the right to receive a combination of Recoton Common Shares valued at the Average Recoton Share Price and cash equal in the aggregate to the Per Share Cash Amount or the Principal Stockholders Per Share Cash Amount, as applicable;

PROVIDED, HOWEVER, that if the Average Recoton Share Price is below $16.00, then each share of the Jensen Common Stock shall be converted into the Per Share Cash Amount or the Principal Stockholders Per Share Cash Amount, as applicable (the conversion of all shares of Jensen Common Stock into the Per Share Cash Amount or the Principal Stockholders Per Share Cash Amount in such event or in other events detailed in this Agreement is referred to herein as an "All Cash Transaction" and a transaction in which Jensen Common Stock is to be converted into a combination of cash and Recoton Common Shares is referred to herein as a "Cash and Stock Transaction").

    At the Effective Time, all shares of Jensen Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously evidencing any such shares shall thereafter represent the right to receive the Merger Consideration (as defined in Section 3.2(b)). The holders of certificates previously evidencing shares of Jensen Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to shares of Jensen Common Stock except as otherwise provided herein or by law. Certificates previously evidencing shares of Jensen Common Stock shall be exchanged for (i) certificates evidencing whole Recoton Common Shares issued in consideration therefor, (ii) the Per Share Cash Amount or the Principal Stockholders Per Share Cash Amount, as applicable multiplied by the number of shares previously evidenced by the canceled certificate, or (iii) a combination thereof, in each case in accordance with the election and allocation procedures of this Section 3.1 and upon the surrender of such certificates in accordance with the provisions of Section 3.2, without interest. No fractional Recoton Common Shares shall be issued, and, in lieu thereof, a cash payment shall be made pursuant to Section 3.2(e). The recipients of Recoton Common Shares issued in accordance with this Section 3.1 shall also by receiving Recoton Common Shares thereby receive an associated Common Share purchase right pursuant to the Rights Agreement dated as of October 27, 1995, between Recoton and Chemical Mellon Shareholder Services, L.L.C.

    (b) The "Average Recoton Share Price" shall mean the average of the closing prices of Recoton Common Shares on the Nasdaq Stock Exchange ("Nasdaq") during the 20 consecutive trading days ending the fifth trading day prior to the meeting of the stockholders of Jensen being held to vote upon the Merger (the "Jensen Stockholders' Meeting"), discarding the three highest and three lowest closing prices, carried out to four decimal places.

    (c) Notwithstanding the foregoing, if between the date of this Agreement and the Effective Time the outstanding Recoton Common Shares or shares of Jensen Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Exchange Ratio, the Principal Stockholders Exchange Ratio, the Per Share Cash Amount and the Principal Stockholders Per Share Cash Amount shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

    (d) Except as otherwise set forth in the proviso to Section 3.1(a) or as set forth in Section 3.1(i), the number of shares of Jensen Common Stock to be converted into the right to receive cash in the Merger (including Dissenting Shares and Fractional Shares) shall be 55.7% of the number of shares of Jensen Common Stock outstanding immediately prior to the Effective Time (as such number may be decreased as set forth in Section 3.1(i), the "Target Cash Election Number") and the number of shares of Jensen Common Stock to be converted into the right to receive Recoton Common Shares in the Merger shall be 44.3% of the number of shares of Jensen Common Stock outstanding immediately prior to the Effective Time (as such number may be increased as set forth in Section 3.1(i), the "Target Stock Election Number").

    (e) Subject to the allocation and election procedures set forth in this
Section 3.1, each record holder immediately prior to the Effective Time of shares of Jensen Common Stock will be entitled (i) to elect to receive cash for some or all of such shares (a "Cash Election") and/or (ii) to elect to receive Recoton Common Shares for some or all of such shares (a "Stock Election"), or
(iii) to indicate that such record holder has no preference as to the receipt of cash or Recoton Common Shares for such shares (a "Non-Election"). All such elections shall be made on a form designed for that purpose (a "Form of Election"), which shall also be the letter of transmittal for the certificates representing such shares of Common Stock. Each Holder of record of shares of Jensen Common Stock who holds such shares as a nominee, trustee or in other representative capacity (a "Representative") may submit multiple Forms of Election, provided that such Representative certifies that each such Form of Election covers all the shares of Jensen Common Stock held by such Representative for a particular beneficial owner.

    (f) If the aggregate number of shares covered by Cash Elections (the "Cash Election Shares") exceeds the Target Cash Election Number, all shares of Jensen Common Stock covered by Stock Elections (the "Stock Election Shares") and all shares of Jensen Common Stock covered by Non-Elections (the "Non-Election Shares") shall be converted into the right to receive Recoton Common Shares, and each Cash Election Share shall be converted into the right to receive (i) an amount in cash, without interest, equal to the product of (x) the Per Share Cash Amount or the Principal Stockholders Per Share Cash Amount, as applicable and
(y) a fraction (the "Cash Fraction"), the numerator of which shall be the Target Cash Election Number and the denominator of which shall be the total number of Cash Election Shares, and (ii) a number of Recoton Common Shares equal to the product of (x) the Exchange Ratio or the Principal Stockholders Exchange Ratio, as applicable and (y) a fraction equal to one minus the Cash Fraction.

    (g) If the aggregate number of Stock Election Shares exceeds the Target Stock Election Number, all Cash Election Shares and all Non-Election Shares shall be converted into the right to receive cash, and each Stock Election Share shall be converted into the right to receive (i) a number of Recoton Common Shares equal to the product of (x) the Exchange Ratio or the Principal Stockholders Exchange Ratio, as applicable and (y) a fraction (the "Stock Fraction"), the numerator of which shall be the Target Stock Election Number and the denominator of which shall be the total number of Stock Election Shares, and
(ii) an amount in cash, without interest, equal to the product of (x) the Per Share Cash Amount or the Principal Stockholders Per Share Cash Amount, as applicable and (y) a fraction equal to one minus the Stock Fraction.

    (h) If neither Section 3.1(f) nor Section 3.1(g) is applicable, all Cash Election Shares shall be converted into the right to receive cash, all Stock Election Shares shall be converted into the right to receive Recoton Common Shares, and each Non-Election Share shall be converted into the right to receive
(i) an amount in cash, without interest, equal to the product of (x) the Per Share Cash Amount or the Principal Stockholders Per Share Cash Amount, as applicable and (y) a fraction (the "Non-Election Fraction"), the numerator of which shall be the amount by which the Target Cash Election Number exceeds the total number of Cash Election Shares and the denominator of which shall be the amount by which (A) the number of shares of Jensen Common Stock outstanding immediately prior to the Effective Time exceeds (B) the sum of the total number of Cash Election Shares and the total number of Stock Election Shares and (ii) a number of Recoton Common Shares equal to the product of (x) the Exchange Ratio or the Principal Stockholders Exchange Ratio, as applicable and (y) a fraction equal to one minus the Non-Election Fraction.

    (i) Notwithstanding the foregoing, if the issuer of the tax opinion required by Section 8.1(h) does not confirm its opinion at the Closing due to differences between the market price of Recoton Common Shares at the Closing Date and the Average Recoton Share Price then the Target Stock Election Number shall be increased so as to allow the issuer of the tax opinion to confirm the tax opinion; PROVIDED, HOWEVER, that the Target Stock Election Number shall not be increased to more than 50% of the number of shares of Jensen Common Stock outstanding immediately prior to the Effective Time. If the issuer of the tax opinion required by Section 8.1(h) does not confirm its opinion at the Closing Date with a Target Stock Election Number of 50% or for any other reason, then
(A) if the stockholders of Jensen have approved at the Jensen Stockholders' Meeting an All Cash Transaction in the event the tax opinion is not confirmed, each share of the Jensen Common Stock shall be converted into the Per Share Cash Amount or the Principal Stockholders Per Share Cash Amount, as applicable in an All Cash Transaction or (B) if the stockholders of Jensen have not approved at the Jensen Stockholders' Meeting an All Cash Transaction in such circumstances, the Merger Agreement shall be terminated and such termination shall be deemed a failure of the stockholders of Jensen to approve the Merger in accordance with the provisions of Section 4.21 of this Agreement.

    (j) Elections shall be made by holders of Jensen Common Stock by mailing to the Exchange Agent (as defined in Section 3.2(a)) a Form of Election. To be effective, a Form of Election must be properly completed, signed and submitted to the Exchange Agent and accompanied by the certificates representing the shares of Jensen Common Stock as to which the election is being made (or by an appropriate guaranty of delivery by a commercial bank or trust company in the United States or a member of a registered national securities exchange or the National Association of Securities Dealers, Inc. (the "NASD")). Recoton will have the discretion, which it may delegate in whole or in part to the Exchange Agent, to determine whether Forms of Election have been properly completed, signed and submitted or revoked and to disregard immaterial defects in Forms of Election. The decision of Recoton (or the Exchange Agent) in such matters shall be conclusive and binding. Neither Recoton nor the Exchange Agent will be under any obligation to notify any person of any defect in a Form of Election submitted to the Exchange Agent. The Exchange Agent shall also make all computations contemplated by this Section 3.1 and all such computations shall be conclusive and binding on the holders of Jensen Common Stock, absent manifest error.

    (k) For the purposes hereof, a holder of Jensen Common Stock who does not submit a Form of Election which is received by the Exchange Agent prior to the Election Deadline (as hereinafter defined) shall be deemed to have made a Non-Election. If Recoton or the Exchange Agent shall determine that any purported Cash Election or Stock Election was not properly made, such purported Cash Election or Stock Election shall be deemed to be of no force and effect and the stockholder making such purported Cash Election or Stock Election shall for purposes hereof, be deemed to have made a Non-Election.

    (l) Jensen shall mail a Form of Election to each stockholder of Jensen as of the record date for the Jensen Stockholders' Meeting (the "Record Date") with the Proxy Statement for the Jensen Stockholders' Meeting and shall use its best efforts to mail the Form of Election to all persons who become holders of Jensen Common Stock during the period between the Record Date and 10:00 a.m. New York time, on the date seven calendar days prior to the anticipated Effective Time and to make the Form of Election available to all persons who become holders of Jensen Common Stock subsequent to such day and no later than the close of business on the business day prior to the Effective Time. A Form of Election must be received by the Exchange Agent by the close of business on the last business day prior to the Effective Time (the "Election Deadline") in order to be effective. All elections may be revoked until the Election Deadline.

    (m) Each share of Jensen Common Stock held in the treasury of Jensen and each share of Jensen Common Stock owned by Recoton or any direct or indirect wholly owned subsidiary of Recoton or of Jensen immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

    (n) If certificates for shares of Jensen Common Stock are delivered to the Exchange Agent and this Agreement is terminated prior to the effective time, Recoton shall use its best efforts to cause the Exchange Agent to return tendered certificates as promptly as practicable after such termination date.

    3.2      EXCHANGE OF CERTIFICATES.

    (a) EXCHANGE AGENT. Promptly after completion of the allocation and election procedures set forth in Section 3.1, but prior to the Effective Time, Recoton or Acquisition Sub shall deposit, or shall cause to be deposited, with a bank or trust company designated by Recoton (the "Exchange Agent"), for the benefit of the holders of shares of Jensen Common Stock, for exchange in accordance with this Article III, through the Exchange Agent, (i) certificates evidencing such number of Recoton Common Shares equal to (x) the Exchange Ratio multiplied by the Target Stock Election Number multiplied by a fraction the numerator of which is the number of shares of Jensen Common Stock not owned by the Principal Stockholders (the "Publicly Held Shares") and the denominator of which is the number of shares of Jensen Common Stock plus (y) the Principal Stockholders Exchange Ratio multiplied by the Target Stock Election Number multiplied by a fraction the numerator of which is the number of shares of Jensen Common Stock owned by the Principal Stockholders and the denominator of which is the number of shares of Jensen Common Stock and (ii) cash in the amount equal to the (x) Per Share Cash Amount multiplied by the Target Cash Election Number (including an amount as estimated by the Exchange Agent as necessary to pay for Fractional Shares minus an amount equal to the Dissenting Shares multiplied by the Per Share Cash Amount) multiplied by a fraction the numerator of which is the number of Publicly Held Shares and the denominator of which is the number of shares of Jensen Common Stock plus (y) the Principal Stockholders Per Share Cash Amount multiplied by the Target Cash Election Number multiplied by a fraction the numerator of which is the number of shares of Jensen Common Stock owned by the Principal Stockholders and the denominator of which is the number of shares of Jensen Common Stock (such certificates for Recoton Common Shares, together with any dividends or distributions with respect thereto and cash, being hereinafter referred to as the "Exchange Fund"); PROVIDED, HOWEVER, that should there be an All Cash Transaction, Recoton or Acquisition Sub only shall deposit in the Exchange Fund cash in the amount equal to the number of shares of Jensen Common Stock outstanding multiplied by the Per Share Cash Amount or the Principal Stockholders Per Share Cash Amount, as applicable and PROVIDED, FURTHER, that the cash and Recoton Common Shares to be deposited in the Exchange Fund shall be adjusted as necessary to reflect any adjustments pursuant to Section 3.1(i). The Exchange Agent shall, pursuant to irrevocable instructions, deliver the Recoton Common Shares and cash out of the Exchange Fund in accordance with Section 3.1. Except as contemplated by Section 3.2(f) hereof, the Exchange Fund shall not be used for any other purpose.

    (b) EXCHANGE PROCEDURES. As soon as reasonably practicable after the Effective Time, (i) the Exchange Agent shall deliver the Merger Consideration (as hereinafter defined) to each holder of record of a Certificate (as hereinafter defined) who has theretofore submitted to the Exchange Agent an effective Form of Election accompanied by the Certificate(s) representing the shares covered by such Form of Election or the appropriate guaranty of delivery, and (ii) the Surviving Corporation shall instruct the Exchange Agent to promptly mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time evidenced outstanding shares of Jensen Common Stock (other than Dissenting Shares) (the "Certificates") who did not submit a properly completed Form of Election accompanied by the necessary stock certificates or guaranty of delivery (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as the Surviving Corporation may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates evidencing Recoton Common Shares and/or cash. Upon surrender of a Certificate for cancellation to the Exchange Agent (or, in lieu thereof delivery to the Exchange Agent of an appropriate affidavit of loss and such other documents as may be required under Section 3.2(i)) together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificates shall be entitled to receive, and shall instruct the Exchange Agent to promptly deliver after the Effective Time, in exchange therefor (A) certificates evidencing that number of whole Recoton Common Shares which such holder has the right to receive in respect of the shares of Jensen Common Stock formerly evidenced by such Certificate in accordance with Section 3.1, (B) cash to which such holder is entitled to receive in accordance with Section 3.1, (C) cash in lieu of fractional Recoton Common Shares to which such holder is entitled pursuant to
Section 3.2(e) and/or (D) any dividends or other distributions to which such holder is entitled pursuant to Section 3.2(c) (the Recoton Common Shares, dividends, distributions and cash described in clauses (A), (B), (C) and (D) being collectively, the "Merger Consideration") and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares of Jensen Common Stock which is not registered in the transfer records of Jensen, a certificate evidencing the proper number of Recoton Common Shares and/or cash may be issued and/or paid in accordance with this Article III to a transferee if the Certificates evidencing such shares of Jensen Common Stock are presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 3.2, each Certificate shall be deemed at any time after the Effective Time to evidence only the right to receive upon such surrender the Merger Consideration.

    (c) RECOTON DISTRIBUTION WITH RESPECT TO UNSURRENDERED CERTIFICATES OF JENSEN. No dividends or other distributions declared or made after the Effective Time with respect to Recoton Common Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the Recoton Common Shares evidenced thereby, and no other part of the Merger Consideration shall be paid to any such holder, until the holder of such Certificate shall surrender such Certificate or complies with Section 3.2(i). Subject to the effect of applicable laws, following surrender of any such Certificate or compliance with Section 3.2(i), there shall be paid to the holder of such Certificates promptly (i) the Merger Consideration and (ii) the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole Recoton Common Shares and, at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole Recoton Common Shares. No interest shall be paid on the Merger Consideration or any dividends or other distributions.

    (d) NO FURTHER RIGHTS IN JENSEN COMMON STOCK. All Recoton Common Shares issued and cash paid upon conversion of the shares of Jensen Common Stock in accordance with the terms hereof shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to such shares of Jensen Common Stock.

    (e) NO FRACTIONAL SHARES. (i) No certificates or scrip evidencing fractional Recoton Common Shares shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Recoton. In lieu of any such fractional shares, each holder of Jensen Common Stock upon surrender of a Certificate for exchange pursuant to this Section 3.2 shall be paid an amount in cash (without interest), rounded to the nearest cent, determined by multiplying
(a) the Average Recoton Share Price by (b) the fractional interest to which such holder would otherwise be entitled (after taking into account all shares of Jensen Common Stock then held of record by such holder).

             (ii) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Jensen Common Stock with respect to any fractional share interests, the Exchange Agent shall promptly pay such amounts to such holders of Jensen Common Stock subject to and in accordance with this Agreement.

    (f) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund which remains undistributed to the holders of Jensen Common Stock for one year after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any holders of Jensen Common Stock who have not theretofore complied with this Article III shall thereafter look only to the Surviving Corporation for the Merger Consideration to which they are entitled.

    (g) NO LIABILITY. Neither Recoton nor the Surviving Corporation shall be liable to any holder of shares of Jensen Common Stock for any such Recoton Common Shares or cash (or dividends or distributions with respect thereto) from the Exchange Fund delivered in good faith to a public official pursuant to any applicable abandoned property, escheat or similar law.

    (h) WITHHOLDING RIGHTS. Recoton and/or the Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Jensen Common Stock such amounts as Recoton and/or the Surviving Corporation is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Recoton and/or the Surviving Corporation, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Jensen Common Stock in respect of which such deduction and withholding was made by Recoton and/or the Surviving Corporation.

    (i) LOST CERTIFICATES. In the event any certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if reasonably required by the Surviving Corporation (which determination may be delegated to the Exchange Agent), the posting by such person of a bond in such amount as the Surviving Corporation or such Exchange Agent may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed certificate the Merger Consideration deliverable in respect thereof pursuant to this Agreement.

    Section 3.3 STOCK TRANSFER BOOKS. At the Effective Time, the stock transfer books of Jensen shall be closed and there shall be no further registration of transfers of shares of Jensen Common Stock thereafter on the records of Jensen. On or after the Effective Time, any certificates presented to the Exchange Agent, Recoton or the Surviving Corporation for any reason shall be converted into the Merger Consideration.

    Section 3.4  STOCK OPTIONS AND OTHER RIGHTS.

    (a) At the Effective Time, each outstanding option to purchase shares of Jensen Common Stock (a "Jensen Stock Option") issued pursuant to the Jensen Stock Option Plan (1989), the Jensen 1991 Stock Incentive Plan and the 1994 Jensen Stock Option and Purchase Plan for Non-Employee Directors (together, the "Jensen Stock Option Plans") shall be assumed by Recoton with each such option becoming fully exercisable upon the Merger to the extent so required by the applicable plan. Except for any such acceleration of the exercisability of the Jensen Stock Options as provided in the preceding sentence, each Jensen Stock Option shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Jensen Stock Option, the same number of Recoton Common Shares as the holder of the Jensen Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time and received in the Merger such number of Recoton Common Shares equal to the number of shares of Jensen Common Stock represented by such Jensen Stock Option multiplied by the Exchange Ratio, at a price per share equal to (y) the aggregate exercise price for the shares of Jensen Common Stock otherwise purchasable pursuant to such Jensen Stock Option divided by (z) the number of full Recoton Common Shares deemed purchasable pursuant to such Jensen Stock Option.

    (b) As soon as practicable after the Effective Time, Recoton shall deliver to the holders of Jensen Stock Options appropriate notices setting forth such holders' rights pursuant to the Jensen Stock Option Plans and the agreements evidencing the grants of such Jensen Stock Options shall continue in effect on the same terms and conditions (subject to the adjustment required by this Section 3.4 after giving effect to the Merger and the assumption by Recoton as set forth above and until otherwise determined). Recoton shall comply with the terms of the Jensen Stock Option Plans with respect to the Jensen Stock Options.

    (c) Pursuant to Section 3.2 of the 1994 Stock Option and Purchase Plan For Non-Employee Directors (the "Jensen Directors Plan"), certain directors of Jensen ("Deferred Holders") have elected to defer the receipt of shares of Jensen Common Stock ("Deferred Shares") owed to them in lieu of directors' fees pursuant to the Jensen Directors Plan. Immediately prior to the Effective Time, Jensen shall terminate each such director's right to receive the Deferred Shares, and in consideration thereof, Jensen shall make a cash payment to each Deferred Holder at the time provided in the final two sentences of this Section 3.4(c) (and subject, in the case of each such Deferred Holder, to the receipt from such Deferred Holder of a Cancellation Agreement, as that term is defined in the next sentence), in an amount equal to the number of Deferred Shares held by such Deferred Holder times the Per Share Cash Amount. Jensen shall use its best efforts to obtain from each Deferred Holder a written agreement substantially in the form of Exhibit 3.4 (a "Cancellation Agreement") prior to the Effective Time. A Deferred Holder who has delivered to Jensen a Cancellation Agreement prior to the Effective Time shall be paid pursuant to this Section 3.4(c) at or prior to the Effective Time. In the case of any Deferred Holder who does not deliver a Cancellation Agreement to Jensen prior to the Effective Time, Recoton shall cause the Surviving Corporation to pay such Deferred Holder after the Effective Time the amount to which the Deferred Holder is entitled pursuant to this Section 3.4(c) promptly after the receipt by the Surviving Corporation from the Deferred Holder of a Cancellation Agreement.

    Section 3.5 DISSENTING SHARES. Notwithstanding any other provisions of this Agreement to the contrary, shares of Jensen Common Stock that are outstanding immediately prior to the Effective Time and which are held by stockholders who shall have not voted in favor of the Merger or consented thereto in writing and who shall have demanded properly in writing appraisal for such shares in accordance with Section 262 of the GCL (collectively, the "Dissenting Shares") shall not be converted into or represent the right to receive the Merger Consideration. Such stockholders shall be entitled to receive payment of the appraised value of such shares of Jensen Common Stock held by them in accordance with the provisions of such Section 262, except that all Dissenting Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such shares of Jensen Common Stock under such Section 262 shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Time, for the right to receive, without any interest thereon, the Merger Consideration, as if such shares of Jensen Common Stock were covered by Non-Elections, upon surrender, in the manner provided in Section 3.2, of the certificate or certificates that formerly evidenced such shares of Jensen Common Stock.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF JENSEN

     Jensen represents and warrants to Recoton and Acquisition Sub as follows:

    Section 4.1 ORGANIZATION AND QUALIFICATION. Jensen is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its businesses as it is now being conducted. Jensen is qualified to do business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the businesses conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing will not, when taken together with all other such failures, have a Jensen Material Adverse Effect. For purposes of this Agreement, a Jensen Material Adverse Effect shall be a material adverse effect on the business, operations, properties, assets, condition (financial or otherwise), results of operations or prospects of Jensen and its subsidiaries taken as a whole, excluding the Original Equipment Business (except that for purposes of determining whether a Jensen Material Adverse Effect arising out of the matters described in Section 4.17 has occurred, "Jensen Material Adverse Effect" shall mean potential liabilities and costs that reasonably may exceed $5,000,000). True and complete copies of Jensen's Certificate of Incorporation and By-Laws, as in effect on the date hereof, including all amendments thereto, have heretofore been delivered to Recoton.

    Section 4.2 JENSEN COMMON STOCK. Jensen has 10,000,000 authorized shares of Common Stock, of which 5,714,799 shares are outstanding as of November 30, 1995, all of which are or shall be validly issued and are fully paid, nonassessable and free of preemptive rights. Except as set forth in Section 4.2 of the separate disclosure schedule executed and delivered by Jensen simultaneous with the execution and delivery of the Agreement ("Jensen's Disclosure Schedule"), as of the date hereof, there are no outstanding subscriptions, options, warrants, rights, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, or arrangements, including any right of conversion or exchange under any outstanding security, instrument or other agreement obligating Jensen to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of Jensen or obligating Jensen or any subsidiary of Jensen to grant, extend or enter into any such agreement or commitment except pursuant to this Agreement.

    Section 4.3 SUBSIDIARIES. Each direct and indirect subsidiary of Jensen is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Each of such subsidiaries is qualified to do business, and is in good standing, in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing will not, when taken together with all such other failures, have a Jensen Material Adverse Effect. Except as set forth in Section 4.3 of Jensen's Disclosure Schedule, all of the outstanding shares of capital stock of each subsidiary are validly issued, fully paid, nonassessable and free of preemptive rights, and those owned directly or indirectly by Jensen are owned free and clear of any liens, claims, encumbrances, security interests, equities, charges and options of any nature whatsoever. Except as set forth in Section 4.3 of Jensen's Disclosure Schedule or in Jensen's Annual Report on Form 10-K for the year ended February 28, 1995 or the exhibits and schedules thereto (the "Jensen 10-K" and, together with any reports filed by Jensen with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended, (the "Exchange Act") after the Jensen 10-K and prior to the date of this Agreement, the "Jensen 1995 Reports"), Jensen owns directly or indirectly all of the issued and outstanding shares of the capital stock of each of its subsidiaries. Except as set forth in Section 4.3 of Jensen's Disclosure Schedule or in the Jensen 1995 Reports, there are no outstanding subscriptions, options, warrants, rights, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions or arrangements relating to the issuance, sale, voting, transfer, ownership or other rights affecting any shares of capital stock of any subsidiary of Jensen, including any right of conversion or exchange under any outstanding security, instrument or agreement. Section 4.3 of Jensen's Disclosure Schedule sets forth a list of all material corporations, partnerships, joint ventures and other business entities in which Jensen or any of its subsidiaries directly or indirectly owns an interest and such subsidiaries' direct and indirect share, partnership or other ownership interest of each such entity.

    Section 4.4 AUTHORITY; NON-CONTRAVENTION; APPROVALS. (a) Jensen has full corporate power and authority to enter into this Agreement and, subject to Jensen Stockholders' Approval (as defined in Section 4.18) and the Jensen Required Approvals (as defined in Section 4.4(c)), to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation by Jensen of the transactions contemplated hereby have been duly authorized by Jensen's Board of Directors, and no other corporate proceedings on the part of Jensen are necessary to authorize the execution and delivery of this Agreement and the consummation by Jensen of the transactions contemplated hereby, except for the Jensen Stockholders' Approval and the obtaining of the Jensen Required Approvals. This Agreement has been duly and validly executed and delivered by Jensen and constitutes a valid and legally binding agreement of Jensen enforceable against it in accordance with its terms.

    (b) Except as set forth in Section 4.4(b) of Jensen's Disclosure Schedule, the execution and delivery of this Agreement by Jensen does not, and the consummation by Jensen of the transactions contemplated hereby will not, violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Jensen or any of its subsidiaries under any of the terms, conditions or provisions of (i) the respective charters or By-Laws of Jensen or any of its subsidiaries, (ii) subject to obtaining the Jensen Required Approvals and the receipt of the Jensen Stockholders' Approval, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to Jensen or any of its subsidiaries or any of their respective properties or assets, or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which Jensen or any of its subsidiaries is now a party or by which Jensen or any of its subsidiaries or any of their respective properties or assets may be bound or affected, excluding from the foregoing clauses (ii) and (iii) such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, security interests, charges or encumbrances that would not, in the aggregate, have a Jensen Material Adverse Effect.

    (c) Except for (i) the filings by Jensen required by Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) any filings required by comparable European or European Community regulation ("EC Filings"), (iii) the filing of the Proxy Statement (as hereinafter defined) with the SEC pursuant to the Exchange Act, and the Securities Act of 1933, as amended (the "Securities Act"), and the declaration of the effectiveness thereof by the SEC and filings with various blue sky authorities and (iv) the making of the Merger Filing with the Secretary of State of the State of Delaware in connection with the Merger (the filings and approvals referred to in clauses (i) through (iv) are collectively referred to as the "Jensen Required Approvals"), no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement by Jensen or the consummation by Jensen of the transactions contemplated hereby.

    Section 4.5 REPORTS AND FINANCIAL STATEMENTS; DERIVATIVE TRANSACTIONS. Since February 28, 1995, Jensen and each of its subsidiaries required to make filings under the Securities Act, the Exchange Act and applicable state laws and regulations, as the case may be, have filed all forms, statements, reports and documents (including all exhibits, amendments and supplements thereto) required to be filed by them under each of the Securities Act, the Exchange Act, applicable laws and regulations of Jensen's and its subsidiaries' jurisdictions of incorporation and the respective rules and regulations thereunder, all of which complied in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder. Jensen has previously delivered to Recoton true and complete copies of its (a) Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed by Jensen or any of its subsidiaries with the SEC from February 28, 1992, until the date hereof, (b) proxy and information statements relating to all meetings of its stockholders (whether annual or special) and actions by written consent in lieu of a stockholders' meeting from February 28, 1992 until the date hereof and
(c) all other reports or registration statements filed by Jensen with the SEC from February 28, 1992 until the date hereof (collectively, the "Jensen SEC Reports"), and (d) audited consolidated financial statements for the fiscal year ended February 28, 1995 and its unaudited consolidated financial statements for the nine months ended November 30, 1995 (the "Nine Month Jensen Financial Statements") (collectively the "1995 Jensen Financial Statements").
 As of their respective dates, the Jensen SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of Jensen included in the Jensen SEC Reports and the 1995 Jensen Financial Statements (collectively, the "Jensen Financial Statements") fairly present the financial position of Jensen and its subsidiaries as of the dates thereof and the results of their operations and cash flows for the periods then ended in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto), subject, in the case of the unaudited interim financial statements, to normal year-end and audit adjustments and any other adjustments described therein. Jensen and its subsidiaries do not, and will not, use any derivative financial instruments other than as disclosed in Section 4.5 of Jensen's Disclosure Schedule.

    Section 4.6 ABSENCE OF UNDISCLOSED LIABILITIES. Except as set forth in
Section 4.6 of Jensen's Disclosure Schedule or in the Jensen 1995 Reports, neither Jensen nor any of its subsidiaries had at February 28, 1995, or has incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, except liabilities, obligations or contingencies (a) which are accrued or reserved against in the 1995 Jensen Financial Statements or reflected in the notes thereto or (b) which were incurred after February 28, 1995, and were incurred in the ordinary course of business and consistent with past practices and, in either case, except for any such liabilities, obligations or contingencies which (i) would not, in the aggregate, have a Jensen Material Adverse Effect or (ii) have been discharged or paid in full prior to the date hereof.

    Section 4.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in
Section 4.7 of Jensen's Disclosure Schedule or in the Jensen 1995 Reports, since February 28, 1995 there has not been any material adverse change in the business (including, without limitation, any actual or threatened loss of significant customers (excluding customers of the Original Equipment Business) or any cancellation or threatened cancellation of any orders with an aggregate value of $1,000,000 or more (excluding orders of the Original Equipment Business)), operations, properties, assets, liabilities, condition (financial or other), results of operations or prospects of Jensen and its subsidiaries, taken as a whole (excluding the original equipment business), and Jensen and its subsidiaries have in all material respects conducted their respective businesses in the ordinary course consistent with past practice.

    Section 4.8 LITIGATION. Except as disclosed in the Jensen 1995 Reports, the 1995 Jensen Financial Statements, or Section 4.8 of Jensen's Disclosure Schedule, (a) there are no claims, suits, actions or proceedings pending or, to the knowledge of Jensen, threatened, nor to the knowledge of Jensen are there any investigations or reviews pending or threatened, against, relating to or affecting Jensen or any of its subsidiaries, which, if adversely determined, would have a Jensen Material Adverse Effect; (b) there have not been any developments since the date of the Jensen 10-K with respect to such claims, suits, actions, proceedings, investigations or reviews which, individually or in the aggregate, may have a Jensen Material Adverse Effect; and (c) except as contemplated by the Jensen Required Approvals, neither Jensen nor any of its subsidiaries is subject to any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator which prohibits or restricts the consummation of the transactions contemplated hereby or may have a Jensen Material Adverse Effect.

    Section 4.9 PROXY STATEMENT. The proxy statement to be distributed in connection with the Jensen Stockholders' Meeting (the "Proxy Statement") and which shall be included in the Registration Statement (as hereinafter defined) will not at the time of the mailing of the Proxy Statement and any amendment or supplement thereto, and at the time of the Jensen Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading or necessary to correct any statement in any earlier filing with the SEC of such Proxy Statement or any amendment or supplement thereto or any earlier communication to stockholders of Jensen with respect to the transactions contemplated by this Agreement. The Proxy Statement will comply as to form in all material respects with all applicable laws, including the provisions of the Exchange Act and the rules and regulations promulgated thereunder. Notwithstanding the foregoing, no representation is made by Jensen with respect to information supplied by Recoton or Acquisition Sub or their representatives specifically for inclusion in the Proxy Statement.

    Section 4.10 NO VIOLATION OF LAW. Except as set forth in Section 4.10 of Jensen's Disclosure Schedule, neither Jensen nor any of its subsidiaries is in violation of, or, to the knowledge of Jensen, is under investigation with respect to or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance, or judgment of any governmental or regulatory body or authority, except for violations which in the aggregate do not have a Jensen Material Adverse Effect. Jensen and its subsidiaries have all material permits, licenses, franchises and other governmental authorizations, consents and approvals (the "Jensen Government Approvals") necessary to conduct their businesses as presently conducted and, except as set forth in Section 4.10 of Jensen's Disclosure Schedule, all such Jensen Government Approvals shall be transferred to the Surviving Corporation.

    Section 4.11 COMPLIANCE WITH AGREEMENTS. Except as disclosed in the Jensen 1995 Reports, the Jensen 1995 Financial Statements or Section 4.11 of Jensen's Disclosure Schedule, Jensen and each of its subsidiaries are not in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party, could result in a default under, (i) the respective charters or by-laws of Jensen or any of its subsidiaries or (ii) any contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which Jensen or any of its subsidiaries is a party or by which any of them is bound or to which any of their property is subject, which breaches, violations and defaults, in the case of clause (ii) of this Section 4.11 would have, in the aggregate, a Jensen Material Adverse Effect.

    Section 4.12 TAXES. (a) Jensen and its subsidiaries have duly filed with the appropriate federal, state, local, and foreign taxing authorities all tax returns required to be filed by them on or prior to the Effective Time and such tax returns are true and complete in all material respects, and duly paid in full or made adequate provision for the payment of all taxes for all periods ending at or prior to the Effective Time. The liabilities and reserves for taxes reflected in the Jensen balance sheets (x) as of February 28, 1995, contained in the Jensen 10-K, are adequate to cover all taxes for any period ending on or prior to February 28, 1995; and (y) as of August 31, 1995, contained in the Form 10-Q filed with the SEC on or about October 15, 1995 (the "Six Month 1995 Financial Statements"), are adequate to cover all taxes for any period ending on or prior to August 31, 1995; and (z) as of November 30, 1995, contained in the Nine Month Financial Statements are adequate to cover all taxes for any period ending on or prior to November 30, 1995. Except as set forth in Section 4.12 of Jensen's Disclosure Schedule, (i) there are no material liens for taxes upon any property or asset of Jensen or any subsidiary thereof, except for (x) liens for taxes not yet due and (y) any such liens for taxes shown on such Section 4.12 of Jensen's Disclosure Statement, which are being contested in good faith through appropriate proceedings; (ii) Jensen has not made any change in accounting method, received a ruling from any taxing authority or signed an agreement with any taxing authority which will materially and adversely affect Jensen in future periods; (iii) during the past three years neither Jensen nor any of its subsidiaries has received any notice of deficiency, proposed deficiency or assessment from any governmental taxing authority with respect to taxes of Jensen or any of its subsidiaries, except any such notice of deficiency, proposed deficiency or assessment which will not in the aggregate cause a Jensen Material Adverse Effect, and, any such deficiency or assessment shown on such
Section 4.12 of Jensen's Disclosure Schedule has been paid or is being contested in good faith through appropriate proceedings; (iv) the income tax returns for Jensen and its subsidiaries are not currently the subject of any audit by the Internal Revenue Service (the "IRS") or any other national taxing authority, and such federal income tax returns have been examined by the IRS (or the applicable statutes of limitation for the assessment of federal taxes for such periods have expired) for all periods through and including February 28, 1990, and no material deficiencies were asserted as a result of such examinations which have not been resolved and fully paid; (v) there are no outstanding requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any taxes or deficiencies against Jensen or any of its subsidiaries, and no power of attorney granted by either Jensen or any of its subsidiaries with respect to any taxes is currently in force; and (vi) neither Jensen nor any of its subsidiaries is a party to any agreement providing for the allocation or sharing of taxes. Neither Jensen nor any of its subsidiaries has, with regard to any assets or property held, acquired or to be acquired by any of them, filed a consent to the application of Section 341(f) of the Code. Except as set forth on Section 4.12(b) of Jensen's Disclosure Schedule, Jensen will not have any carryovers subject to limitation under
Section 382 or Section 383 of the Code immediately after the Merger. Jensen and its subsidiaries, in accordance with Section 482 of the Code, properly conducted intercompany pricing studies for the tax year ended February 1995, and is conducting such study in a timely manner with respect to the tax year ending February 1996.

    (b) The term "tax" shall include any tax, assessment, levy, impost, duty, or withholding of any nature now or hereafter imposed by a government authority and any interest, additional tax, deficiency, penalty, charge or other addition thereon, including without limitation any income, gross receipts, profits, franchise, sales, use, property (real and personal), transfer, payroll, unemployment, social security, occupancy and excise tax and customs duty. The term "return" shall include any return, declaration, report, estimate, information return and statement required to be filed with or supplied to any taxing authority in connection with any taxes.

    Section 4.13 CUSTOMS. Except as set forth in the Jensen 1995 Reports or in
Section 4.13 of Jensen's Disclosure Schedule, Jensen and its subsidiaries have at all times been in compliance with all requirements administered and enforced by the U.S. Customs Service, including, but not limited to the classification, valuation, and marking of articles imported into the United States in a way so as not to give rise to a Jensen Material Adverse Effect.

    Section 4.14 EMPLOYEE BENEFIT PLANS; ERISA. (a) Section 4.14 of Jensen's Disclosure Schedule lists all material employee benefit plans, employment contracts or other arrangements for the provision of benefits for employees or former employees of Jensen and its subsidiaries (other than its foreign subsidiaries as to which such disclosure shall be provided within ten business days after the date hereof and as to which the agreements, plans, contracts, or other arrangements thereof shall not be unduly burdensome or out of the ordinary), and, except as set forth in Section 4.14(a) of Jensen's Disclosure Schedule, neither Jensen nor its subsidiaries have any commitment to create any additional plan, contract or arrangement or to amend any such plan, contract or arrangement so as to increase benefits thereunder, except as required under existing collective bargaining agreements. Section 4.14(a) of Jensen's Disclosure Schedule identifies all "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), other than "multiemployer plans" within the meaning of
Section 3(37) of ERISA, covering current or former employees of Jensen and its subsidiaries (the "Jensen Plans"), other than Jensen Plans which are described in Jensen 1995 Reports or the Proxy Statement for the 1995 Annual Meeting of Stockholders of Jensen. A true and correct copy of each of the employee benefit plans, employment contracts and other arrangements for the provision of benefits for employees and former employees of Jensen and its subsidiaries described in the Jensen SEC Reports, the Jensen Plans listed on Section 4.14(a) of Jensen's Disclosure Schedule, except for any multiemployer plans, and all contracts relating thereto, or to the funding thereof (including, without limitation, all trust agreements, insurance contracts, investment management agreements, subscription and participation agreements and recordkeeping agreements), each as will be in effect at the Effective Time, has been provided to Recoton. In the case of any employee benefit plan, employment contract or other benefit arrangement which is not in written form, an accurate description of such plan, contract or arrangement as will be in effect at the Effective Time has been provided to Recoton. A true and correct copy of the most recent annual report, actuarial report, summary plan description, and Internal Revenue Service determination letter with respect to each such Jensen plan, to the extent applicable, and a current schedule of assets (and the fair market value thereof assuming liquidation of any asset which is not readily tradeable) held with respect to any funded plan, Jensen Plan, or benefit arrangement has been provided to Recoton by Jensen, and there have been no material changes in the financial condition in the respective plans, Jensen Plans or benefit arrangements from that stated in such annual report and actuarial reports.

    (b) Except as disclosed in the Jensen 1995 Reports or as set forth in Section 4.14(b) of Jensen's Disclosure Schedule, (i) there have been no prohibited transactions within the meaning of Section 406 of ERISA or Section 4975 of the Code with respect to any of the Jensen Plans which, assuming that the taxable period of such transaction expired as of the date hereof, could subject Jensen or its subsidiaries to a material tax or penalty under Section 502(i) of ERISA or Section 4975 of the Code; (ii) no liability (except for premiums due) has been or is expected to be incurred by Jensen or any of its subsidiaries under Title IV of ERISA with respect to any of the Jensen Plans or with respect to any ongoing, frozen or terminated "single employer plan" within the meaning of Section 4001(a)(15) of ERISA currently or formerly maintained by any of them, or by any entity which is considered a single employer with Jensen under Section 4001 of ERISA or Section 414 of the Code (a "Jensen ERISA Affiliate"); (iii) all amounts which Jensen or its subsidiaries are required to pay as contributions to the Jensen Plans have been timely made or have been reflected in the Jensen Financial Statements; (iv) none of the Jensen Plans has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived; (v) the current value of all "benefit liabilities" within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions used in the Plan's most recent actuarial valuation) under each of the Jensen Plans which is subject to Title IV of ERISA did not exceed the then current value of the assets of such plan allocable to such benefit liabilities by more than the amount disclosed in the Jensen 10-K as of February 28, 1995; (vi) each of the Jensen Plans has been operated and administered in all material respects in accordance with applicable laws, including, but not limited to, the reporting and disclosure requirements of Part 1 of Subtitle I of ERISA and the group health plan continuation requirements of Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA; (vii) each of the Jensen Plans which is intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the IRS to be so qualified and Jensen is not aware of any circumstances likely to result in revocation of any such determination; (viii) there are no material pending, threatened or anticipated claims involving any of the Jensen Plans other than claims for benefits in the ordinary course; (ix) no notice of a "reportable event" within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived has been required to be filed for any of the Jensen Plans; (x) neither Jensen nor any of its subsidiaries is a party to, nor participates or has any liability or contingent liability with respect to, any multiemployer plan (regardless of whether based on contributions of a Jensen ERISA affiliate); and (xi) neither Jensen nor its subsidiaries has any liability or contingent liability for retiree life and health benefits under any of the Jensen Plans other than statutory liability for providing group health plan continuation coverage under Part 6 of Subtitle B of Title I of ERISA and
Section 4980B of the Code, except as set forth on Section 4.14(b) of Jensen's Disclosure Schedule.

    (c) Except as set forth in Section 4.14(c) of Jensen's Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will accelerate benefits or any payments under any Jensen employee agreement, plan or arrangement.

    Section 4.15 MATERIAL DEFAULTS. Except as set forth on Section 4.15 of Jensen's Disclosure Schedule, neither Jensen nor its subsidiaries is, or has received any notice or has any knowledge that any other party is, in default in any respect under any contract, agreement, commitment, arrangement, lease, insurance policy, or other instrument to which Jensen or any of its subsidiaries is a party or by which Jensen or any of its subsidiaries or the assets, business, or operations receives benefits, except for those defaults which would not have, individually or in the aggregate, a Jensen Material Adverse Effect; and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a default.

    Section 4.16 LABOR MATTERS. Except as set forth on Section 4.16 of Jensen's Disclosure Schedule, there are no material controversies pending or, to the knowledge of Jensen, threatened between Jensen or its subsidiaries and any representatives of its employees, and, to the knowledge of Jensen, there are no material organizational efforts presently being made involving any of the presently unorganized employees of Jensen or its subsidiaries. Jensen and its subsidiaries have complied in all material respects with all laws relating to the employment of labor, including, without limitation, any provisions thereof relating to wages, hours, collective bargaining, and the payment of social security and similar taxes, and no person has, to the knowledge of Jensen, asserted that Jensen or its subsidiaries are is liable in any material amount for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing.

    Section 4.17  ENVIRONMENTAL MATTERS.

    (a) Except as set forth in the Jensen 1995 Reports or in Section 4.17 to Jensen's Disclosure Schedule, Jensen and its subsidiaries have complied in all respects with all Environmental Laws (as defined below in this Section). Jensen and its subsidiaries have obtained and will maintain through the Closing Date all permits, licenses, certificates and other authorizations which are required with respect to its operation under any Environmental Laws and all such permits, licenses, certificates and other authorizations are listed on Section 4.17 to Jensen's Disclosure Schedule.

    (b) Except as set forth in the Jensen 1995 Reports or in Section 4.17 to Jensen's Disclosure Schedule, Jensen and its subsidiaries are in compliance in all respects with all permits, licenses and authori- zations required by any Environmental Laws, and is also in full compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any Environmental Laws or contained in any regulation or code promulgated or approved under the Environmental Laws, or any plan, order, decree, judgment, injunction, notice or demand letter issued to or entered, against Jensen thereunder. All products manufactured and services provided by Jensen or its subsidiaries prior to the date hereof are in compliance with all Environmental Laws applicable thereto and all such products and services so manufactured or provided prior to the Closing Date will as of such date be in compliance with all Environmental Laws applicable thereto. Jensen has hereto delivered to Buyer true and complete copies of all environmental studies made in the last ten years relating to the business or assets of Jensen and its subsidiaries.

    (c) Except as set forth in the Jensen 1995 Reports or Section 4.17 to Jensen's Disclosure Schedule, there is no pending or, to Jensen's knowledge, threatened civil, criminal or administrative Action, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter that affects or applies to Jensen or its subsidiaries, their business or assets, the products they have manufactured or the services they have provided relating in any way to any Environmental Laws or any regulation or code promulgated or approved under the Environmental Laws, or any plan, order, decree, judgment, injunction, notice or demand letter issued to or entered against Jensen or its subsidiaries thereunder.

    (d) Except as set forth in the Jensen 1995 Reports or in Section 4.17 to Jensen's Disclosure Schedule, there are no past or present (or, to the knowledge of Jensen, anticipated) events, conditions, circumstances, activities, practices, incidents, Actions or plans which may interfere with or prevent compliance or continued compliance by Jensen or its subsidiaries with any Environmental Laws or with any regulation or code promulgated or approved under the Environmental Laws, or any plan, order, decree, judgment, injunction, notice or demand letter issued to or entered against Jensen or its subsidiaries thereunder, or which may give rise to any common law or legal liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, notice of violation, study or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment, by Jensen or its subsidiaries of any pollutant, contaminant, chemical, or industrial, toxic or hazardous substance or waste.

    (e) Except as set forth in Section 4.17 to the Jensen Disclosure Schedule and except in accordance with a valid governmental permit, license, certificate or approval listed in Section 4.17 to Jensen's Disclosure Schedule there has been no emission, spill, release or discharge by Jensen or its subsidiaries, from any of their assets, from any site at which any of such assets are or were located, into or upon (i) the air, (ii) soils or improvements, (iii) surface water or ground water, or (iv) the sewer, septic system or waste treatment, storage or disposal system servicing such assets of any toxic or hazardous substances or wastes used, stored, generated, treated or disposed at or from any of such assets (any of which events is hereinafter referred to as "Hazardous Discharge").

    (f) Prior to the Closing Date, there shall not occur any Hazardous Discharge (except in accordance with a valid governmental permit, license, certificate or approval listed in Section 4.17 to Jensen's Disclosure Schedule).

    (g) The term "Environmental Laws" means all federal, state, local and foreign environmental, health and safety laws, codes and ordinances and all rules and regulations promulgated under the Environmental Laws, including, without limitation laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals, or industrial, solid, toxic or hazardous substances or wastes. As used in this Agreement, the term "hazardous substances or wastes" includes, without limitation, (i) all substances which are designated pursuant to Section 311(b)(2)(A) of the Federal Water Pollution Control Act ("FWPCA"), 33 U.S.C ss. 1251 ET SEQ.; (ii) any element, compound, mixture, solution, or substance which is designated pursuant to Section 102 of the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. ss. 9601 ET SEQ.;
(iii) any hazardous waste having the characteristics which are identified under or listed pursuant to Section 3001 of the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. ss. 6901 ET SEQ.; (iv) any toxic pollutant listed under
Section 307(a) of the FWPCA; (v) any hazardous air pollutant which is listed under Section 112 of the Clean Air Act, 42 U.S.C. ss. 7401 ET SEQ.; (vi) any imminently hazardous chemical substance or mixture with respect to which action has been taken pursuant to Section 7 of the Toxic Substances Control Act, 15 U.S.C. ss. 2601 ET SEQ.; and (vii) waste oil.

    (h) Notwithstanding anything in the foregoing to the contrary, the representations and warranties contained in this Section 4.17 shall be deemed to be true and correct unless the aggregate exposure to Recoton, Acquisition Sub and/or the Surviving Corporation of undisclosed and disclosed liabilities which have either arisen or which may arise under the Environmental Laws exceeds $5 million.

    Section 4.18 CERTAIN BUSINESS PRACTICES. As of the date of this Agreement, except for such action which would not have a Jensen Material Adverse Effect, neither Jensen nor any of its subsidiaries not any directors, officer, agents, or employees of Jensen or any of its subsidiaries has (i) used any funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment.

    Section 4.19 NO EXCESS PARACHUTE PAYMENTS. Sections 4.14(a), 4.14(b), and 4.14(c) of Jensen's Disclosure Schedule set forth all written contracts, arrangements, or undertakings (excluding Jensen Stock Options (as defined in Section 3.4)) pursuant to which any person may receive any amount or entitlement from Jensen or the Surviving Corporation or any of their respective subsidiaries (including cash or property or the vesting of property) that may be characterized as an "excess parachute payment" (as such term is defined in Section 280G(B)(1) of the Code) (any such amount being an "Excess Parachute Payment") as a result of any of the transactions being contemplated by this Agreement. Except as set forth in Section 4.14(c) of Jensen's Disclosure Schedule, no person is entitled to receive any additional payment from Jensen, the Surviving Corporation, their respective subsidiaries, or any other person (a "Parachute Gross-Up Payment") in the event that the 20 percent parachute excise tax of Section 4999(a) of the Code is imposed on such person. The Board of Directors of Jensen has not during the six months prior to the date of this Agreement granted to any officer, director, or employee of Jensen any right to receive any Parachute Gross-Up Payment.

    Section 4.20 TRADEMARKS, ETC. Section 4.20 of Jensen's Disclosure Schedule sets forth a true and complete list of all patents, trademarks (registered or unregistered), trade names, service marks, and registered copyrights and applications therefor owned, used, or filed by or licensed to Jensen and its subsidiaries ("Intellectual Property Rights") and, with respect to registered trademarks, contains a list of all jurisdictions in which such trademarks are registered or applied for and all registration and application numbers. Except as disclosed on Section 4.20 of Jensen's Disclosure Schedule, the Intellectual Property Rights which are trademark or copyright registrations and issued patents are valid and in good standing, and are owned by Jensen, free and clear of all liens, encumbrances, equities, or claims and, along with applications therefor, are not involved in any interferences, litigations, oppositions, or cancellation proceedings. Jensen or its subsidiaries owns or has the right to use, without payment to any other party, the patents, trademarks, trade names, service marks, copyrights, and applications therefor referred to in such Schedule or otherwise used by Jensen or its subsidiaries, and the consummation of the transactions contemplated hereby will not alter or impair such rights in any material respect. Except as set forth in Section 4.20 to Jensen's Disclosure Schedule, Jensen is not a licensor or licensee in respect of any Intellectual Property Rights, nor has it granted any rights thereto or interest therein to any person or entity. Except as set forth in Section 4.20 of Jensen's Disclosure Schedule, no claims are pending or threatened by any person with respect to the ownership, validity, enforceability, or use of any such Intellectual Property Rights challenging or questioning the validity or effectiveness of any of the foregoing which claims reasonably could be expected to have a Jensen Material Adverse Effect. Jensen shall make all required filings to ensure the continued validity and enforceability of its Intellectual Property Rights up to the Effective Time.

    Section 4.21 JENSEN STOCKHOLDERS' APPROVAL. Jensen will take all necessary action so that stockholder approval of the Merger and the transactions contemplated hereby will require the affirmative vote of (i) a majority of the outstanding shares of Jensen Common Stock, and (ii) a majority of the outstanding shares of Jensen Common Stock which are voted at the Jensen Stockholders' Meeting other than shares held directly or indirectly by Robert G. Shaw. Approval shall be sought of three separate proposals for the Merger: (a) as a Cash and Stock Transaction ("Proposal 1"), (b) as an All Cash Transaction if the Recoton Share Price is equal to or greater than $16.00 and the tax opinion required by Section 8.1(h) is not confirmed at the Closing ("Proposal 2") and (c) as an All Cash Transaction because the Average Recoton Share Price is below $16.00 ("Proposal 3"). Either (x) both Proposal 1 and Proposal 2 or (y) Proposal 3 alone shall be voted on at the Jensen Stockholders Meeting, depending on whether the Average Recoton Share Price is either equal to or above $16.00 or is below $16.00. If Proposals 1 and 2 are submitted for a vote at the Jensen Stockholders Meeting, the Merger shall not be deemed approved by the stockholders unless Proposal 1 is approved and such tax opinion is confirmed at the Closing or if both Proposals 1 and 2 are approved.

    Section 4.22 STATE TAKEOVER STATUTES. The Board of Directors of Jensen has approved the Merger. The Certificate of Incorporation of Jensen expressly elects not to be governed by Section 203 of the GCL.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                         OF ACQUISITION SUB AND RECOTON

    Acquisition Sub and Recoton hereby jointly and severally represent and warrant to Jensen as follows:

    Section 5.1 ORGANIZATION AND QUALIFICATION. Acquisition Sub and Recoton are each corporations duly organized, validly existing and in good standing under the laws of their states of incorporation and have the requisite corporate power and authority to own, lease and operate their assets and properties and to carry on their businesses as they are now being conducted. Acquisition Sub and Recoton are each qualified to do business and is in good standing in each jurisdiction in which the properties owned, leased or operated by each or the nature of the businesses conducted by each makes such qualification necessary, except where the failure to be so qualified and in good standing will not, when taken together with all other such failures, have a Recoton Material Adverse Effect. For purposes of this Agreement, a Recoton Material Adverse Effect shall be a material adverse effect on the business, operations, properties, assets, condition (financial or otherwise), results of operations or prospects of Recoton and its subsidiaries taken as a whole. True and complete copies of Acquisition Sub's and Recoton's Certificate of Incorporation and By-Laws, as in effect on the date hereof, including all amendments thereto, have heretofore been delivered to Jensen. Recoton directly owns and has the power to vote all of the outstanding capital stock of Acquisition Sub, and, as the sole stockholder of Acquisition Sub, has approved this Merger Agreement and the transactions contemplated hereunder.

    Section 5.2 RECOTON COMMON SHARES. Recoton has 25,000,000 authorized Common Shares, of which 11,163,390 shares are outstanding as of December 31, 1995. Acquisition Sub holds, or by the Effective Time shall hold, a number of Recoton Common Shares sufficient to convert Jensen Common Stock to Recoton Common Shares pursuant to Article III, all of which are or shall be validly issued and are fully paid, nonassessable and free of preemptive rights. Except as set forth in
Section 5.2 of the separate disclosure schedule executed and delivered by Recoton and Acquisition Sub simultaneous with the execution and delivery of this Agreement ("Recoton's Disclosure Schedule") or in Recoton's Annual Report on Form 10-K for the year ended December 31, 1994 and the exhibits and schedules thereto (the "Recoton 10-K" and, together with any reports filed by Recoton with the SEC under the Exchange Act after the Recoton 10-K and prior to the date of this Agreement, the "Recoton 1994-5 Reports") or any of the Recoton 1994-5 Reports, as of the date hereof, there are no outstanding subscriptions, options, warrants, rights, calls, contracts, voting trusts, proxies and other commitments, understandings, restrictions and arrangements, including any right of conversion or exchange under any outstanding security, instrument or other agreement obligating Recoton to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of Recoton or obligating Recoton or any subsidiary of Recoton to grant, extend or enter into any such agreement or commitment except pursuant to this Agreement. The Recoton Common Shares to be issued to stockholders of Jensen in the Merger will be at the Effective Time duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights and each certificate evidencing such shares shall contain a notation incorporating by reference that certain Rights Agreement dated as of October 27, 1995 between Recoton and Chemical Mellon Shareholder Services L.L.C.

    Section 5.3 AUTHORITY; NON-CONTRAVENTION; APPROVALS. (a) Recoton and Acquisition Sub have full corporate power and authority to enter into this Agreement and the Recoton Required Approvals (as hereinafter defined), to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation by Recoton and Acquisition Sub of the transactions contemplated hereby have been duly authorized by Recoton's and Acquisition Sub's Boards of Directors, and no other corporate proceedings on the part of Recoton and Acquisition Sub are necessary to authorize the execution and delivery of this Agreement and the consummation by Recoton and Acquisition Sub of the transactions contemplated hereby except for the obtaining of the Recoton Required Approvals. This Agreement has been duly and validly executed and delivered by Recoton and Acquisition Sub, and, assuming the due authorization, execution and delivery hereof by Jensen, constitutes a valid and legally binding agreement of Recoton and Acquisition Sub enforceable against them in accordance with its terms.

    (b) Except as set forth in Section 5.3(b) of Recoton's Disclosure Schedule, the execution and delivery of this Agreement by Recoton and Acquisition Sub does not, and the consummation by Recoton and Acquisition Sub of the transactions contemplated hereby will not, violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Recoton or Acquisition Sub or any of its subsidiaries under any of the terms, conditions or provisions of (i) the respective charters or By-Laws of Recoton or any of its subsidiaries, (ii) subject to obtaining the Recoton Required Approvals, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to Recoton or any of its subsidiaries or any of their respective properties or assets, and (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which Jensen or any of its subsidiaries is now a party or by which Jensen or any of its subsidiaries or any of their respective properties or assets may be bound or affected, excluding from the foregoing clauses (ii) and (iii) such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, security interests, charges or encumbrances that would not, in the aggregate, have a Recoton Material Adverse Effect.

    (c) Except for (i) the filings by Recoton, Acquisition Sub and Jensen required by Title II of the HSR Act, (ii) any EC Filings, (iii) the filing of the Registration Statement (as hereinafter defined) with the SEC pursuant to the Securities Act, and the declaration of the effectiveness thereof by the SEC and filings with various blue sky authorities, (iv) the making of the Merger Filing with the Secretary of State of the State of Delaware in connection with the Merger and (v) the listing with Nasdaq of the additional Recoton Common Shares to be issued in the Merger (the filings and approvals referred to in clauses (i) through (v) are collectively referred to as the "Recoton Required Approvals"), no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement by Recoton or Acquisition Sub or the consummation by Recoton or Acquisition Sub of the transactions contemplated hereby, other than such filings, registrations, authorizations, consents or approvals the failure of which to make or obtain, as the case may be, will not, in the aggregate, have a Recoton Material Adverse Effect.

    Section 5.4 REPORTS AND FINANCIAL STATEMENTS. Since December 31, 1994, Recoton and each of its subsidiaries required to make filings under the Securities Act, the Exchange Act and applicable state laws and regulations, as the case may be, have filed all forms, statements, reports and documents (including all exhibits, amendments and supplements thereto) required to be filed by them under each of the Securities Act, the Exchange Act, applicable laws and regulations of Recoton's and its subsidiaries' jurisdictions of incorporation and the respective rules and regulations thereunder, all of which complied in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder. Recoton has previously delivered to Jensen true and complete copies of its (a) Annual Reports on Form 10-K, Quarterly Reports on Form 10- Q, and Current Reports on Form 8-K filed by Recoton or any of its subsidiaries with the SEC from December 31, 1991 until the date hereof, (b) proxy and information statements relating to all meetings of its shareholders (whether annual or special) and actions by written consent in lieu of a shareholders' meeting from December 31, 1991 until the date hereof and
(c) all other reports or registration statements filed by Recoton or its subsidiaries with the SEC from December 31, 1991, until the date hereof (collectively, the "Recoton SEC Reports") and (d) audited consolidated financial statements of Recoton for the fiscal year ended December 31, 1994 and its unaudited consolidated financial statements for the nine months ended September 30, 1995 (the "1994-95 Recoton Financial Statements"). As of their respective dates, the financial statements of Recoton included in the Recoton SEC Reports and the 1994-95 Recoton Financial Statements (collectively, the "Recoton Financial Statements") fairly present the financial position of Recoton and its subsidiaries as of the dates thereof and the results of their operations and cash flows for the periods then ended in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) subject, in the case of the unaudited interim financial statements, to normal year-end and audit adjustments and any other adjustments described therein.

    Section 5.5 ABSENCE OF UNDISCLOSED LIABILITIES. Except as set forth in
Section 5.5 of Recoton's Disclosure Schedule or in the Recoton 1994-5 Reports, neither Recoton nor any of its subsidiaries had at December 31, 1994, or has incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, except liabilities, obligations or contingencies (a) which are accrued or reserved against in the 1994- 1995 Recoton Financial Statements or reflected in the notes thereto or (b) which were incurred after December 31, 1994, and were incurred in the ordinary course of business and consistent with past practices and, in either case, except for any such liabilities, obligations or contingencies which (i) would not, in the aggregate, have a Recoton Material Adverse Effect or (ii) have been discharged or paid in full prior to the date hereof.

    Section 5.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in
Section 5.6 of Recoton's Disclosure Schedule or in the Recoton 1994-95 Reports, since December 31, 1994, there has not been any material adverse change in the business, operations, properties, assets, liabilities, condition (financial or other), results of operations or prospects of Recoton and its subsidiaries, taken as a whole, and Recoton and its subsidiaries have in all material respects conducted their respective businesses in the ordinary course consistent with past practice.

    Section 5.7 REGISTRATION STATEMENT. The Prospectus forming part of the Registration Statement on Form S-4 to be filed under the Securities Act with the SEC by Recoton for the purpose of registering the Recoton Common Shares to be issued in the Merger, including Recoton Common Shares that may be issued upon the exercise of Jensen Stock Options after the Effective Time (the "Registration Statement") will not at the time it becomes effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading or necessary to correct any statement in any earlier filing with the SEC of such Registration Statement or any amendment or supplement thereto. The Registration Statement will comply as to form in all material respects with all applicable laws, including the provisions of the Securities Act and the rules and regulations promulgated thereunder. Notwithstanding the foregoing, no representation is made by Recoton with respect to information supplied by Jensen or its representatives specifically for inclusion therein.

    Section 5.8 NO VIOLATION OF LAW. Except as disclosed in the Recoton 1994-5 Reports or set forth in Section 5.8 of Recoton's Disclosure Schedule, neither Recoton nor any of its subsidiaries is in violation of, or, to the knowledge of Recoton, is under investigation with respect to or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance, or judgment of any governmental or regulatory body or authority, except for violations which in the aggregate do not have a Recoton Material Adverse Effect. Recoton and its subsidiaries have all material permits, licenses, franchises and other governmental authorizations, consent and approvals necessary to conduct their businesses as presently conducted.


                                   ARTICLE VI

                     CONDUCT OF BUSINESS PENDING THE MERGER

   Section 6.1 CONDUCT OF BUSINESS BY JENSEN PENDING THE MERGER. Except as set forth in Section 6.1 of Jensen's Disclosure Schedule or as otherwise contemplated by this Agreement, after the date hereof and prior to the Effective Time or earlier termination of this Agreement, unless Recoton shall otherwise agree in writing (it being agreed, however, that Jensen shall be solely responsible for its operations and those of its subsidiaries in accordance with the provisions of this Agreement), Jensen shall and shall cause each of its subsidiaries, to:

                (a) conduct their respective businesses in the ordinary and usual course of business and consistent with past practice;

                (b) not (i) amend or propose to amend their respective charters or by-laws; (ii) split, combine or reclassify their outstanding capital stock or declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise; or (iii) knowingly take any action which would result in a failure to maintain the trading of Jensen Common Stock on Nasdaq;

                (c) not (i) except for the issuance of shares of Common Stock upon the exercise of currently outstanding Jensen Stock Options, authorize the issuance of, or issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any additional shares of, or any options, warrants or rights of any kind to acquire any shares of, their capital stock of any class or any debt or equity securities convertible into or exchangeable for such capital stock, (ii) except for the sale of the assets associated with the Original Equipment Business as described in Section 8.3(f) and the sale of the AR Rights pursuant to the AR Agreement, sell (including, without limitation, by sale/leaseback), pledge, dispose of, license or encumber any material assets (including without limitation intellectual property), or any interests therein, other than in the ordinary course of business and consistent with past practice; (iii) redeem, purchase, acquire or offer to purchase or acquire any (x) shares of its capital stock, other than in accordance with the governing terms of such securities or (y) long-term debt, other than as required by the governing instruments relating thereto; (iv) take or fail to take any action which action or failure to take action would cause Acquisition Sub, Jensen or their respective stockholders (except to the extent that any stockholders perfect dissenters' rights under Delaware law, or receive cash in lieu of fractional shares or receive the Per Share Cash Amounts) to recognize gain or loss for federal income tax purposes as a result of the consummation of the Merger or (v) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing; PROVIDED, however, that Jensen or any of its subsidiaries, after consulting with Recoton, may take any of the actions otherwise prohibited by this Section 6.1(c) if counsel to Jensen advises the Board of Directors of Jensen or any of its subsidiaries that the failure to take such action or actions might reasonably subject Jensen's or any of its subsidiaries' directors to liability for breach of their fiduciary duties;

                (d) use their best efforts to preserve intact their respective business organizations and goodwill, keep available the services of their respective present officers and key employees, and preserve the goodwill and business relationships with suppliers, distributors, customers, and others having business relationships with them;

                (e) confer on a regular and frequent basis with one or more representatives of Recoton to discuss operational matters of materiality and the general status of ongoing operations;

                (f) promptly notify Recoton of any significant changes in the business, properties, assets, financial condition, or results of operations or prospects of Jensen or its subsidiaries taken as a whole (excluding the Original Equipment Business);

                (g) not acquire, or publicly propose to acquire, all or any substantial part of the business and properties or capital stock of any person not a party to this Agreement, whether by merger, purchase of assets, tender offer or otherwise;

                (h) not, directly or indirectly, through any officer, director, employee, representative, agent, or otherwise, solicit, initiate or encourage the submission of any proposal or offer from any person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Exchange Act) or entity relating to any acquisition or purchase of all or (other than in the ordinary course of business) any portion of the assets of, or any equity interest in, or any merger or other business combination with, Jensen or any of its subsidiaries, other than with respect to the Original Equipment Business or the transactions contemplated hereby (collectively, a "Jensen Acquisition Transaction"); PROVIDED, HOWEVER, that Jensen or any of its subsidiaries may take any of the actions otherwise prohibited by this Section 6.1(h) if counsel to Jensen advises the Board of Directors of Jensen or any of its subsidiaries that the failure to take such action or actions might reasonably subject Jensen's or any of its subsidiary's directors to liability for breach of their fiduciary duties; and PROVIDED, FURTHER HOWEVER, that notwithstanding the foregoing sentence,
    (a) following receipt of a BONA FIDE unsolicited written offer to consummate a Jensen Acquisition Transaction (an "Acquisition Proposal"), Jensen may take and disclose to Jensen's stockholders the position of the Board of Directors of Jensen contemplated by Rule 14e-2 under the Exchange Act or otherwise make appropriate disclosures to its stockholders, (b) Jensen may furnish or cause to be furnished information concerning its business, properties or assets to a third party, and (c) Jensen may engage in discussions or negotiations with a third party concerning a Jensen Acquisition Transaction. If Jensen should receive an Acquisition Proposal or take any action described in (b) or (c) above, Jensen shall promptly inform Recoton of the material details of such Acquisition Proposal and/or its actions in response thereto or its actions described in clauses (b) or (c) and shall thereafter keep Recoton reasonably and promptly informed of all material facts and material circumstances relating to such Acquisition Proposal and Jensen's actions shall include the actions of its advisors, agents and representatives.

                (i) not enter into or amend any employment, severance, special pay arrangement with respect to termination of employment or other similar arrangements or agreements with any directors, officers or key employees, except with the prior written approval of Recoton;

                (j) not adopt, enter into or amend any bonus, profit sharing, compensation (except ordinary course salary adjustments consistent with historic practice), stock option, pension, retirement, deferred compensation, health care, employment or other employee benefit plan, agreement, trust, fund or arrangement for the benefit or welfare of any employee or retiree, except as required to comply with changes in applicable law occurring after the date hereof, except with the prior written approval of Recoton;

                (k) maintain with financially responsible insurance companies, insurance on its tangible assets and its businesses in such amounts and against such risks and losses as are consistent with past practice and customary for companies engaged in the business engaged in by Jensen and its subsidiaries;

                (l) not introduce any new product or plan which would substantially increase the risk exposure of Jensen and its subsidiaries taken as a whole;

                (m) not enter into any material arrangement, agreement, or contract with any third party (other than customers in the ordinary course of business) which provides for an exclusive arrangement with that third party or is substantially more restrictive on Jensen or substantially less advantageous to Jensen than arrangements, agreements, or contracts existing on the date hereof;

                (n) not establish any new lines of credit or other credit facilities or incur any indebtedness other than pursuant to existing credit facilities except for trade liabilities incurred in the ordinary course of business; and

                (o) not agree in writing, or otherwise, to take any of the foregoing actions or any other action which would make any representation or warranty contained in Article IV untrue or incorrect in any material respect as of the time of the Closing.

    Section 6.2 SITE TESTING AND EVALUATION. Prior to the later of March 1, 1996 or the date of the Proxy Statement (which Recoton may cause to be delayed if it is still conducting its study and testing), Recoton may at its own expense perform or have performed such environmental site inspections and reasonable testing relating to the real property owned or operated by Jensen or its subsidiaries as it may deem appropriate. If based upon the written reports of independent environmental consultants, Recoton determines in its sole and reasonable discretion that the results of the inspections or tests performed indicate that any of such property or a number of such properties is, or that there is a material risk that such property(ies) may be, contaminated in a way as to give rise to possible liability, contingent or otherwise, under the Environmental Laws in an aggregate amount of $5,000,000 or greater, Recoton may terminate this Agreement by notice to Jensen prior to the date of the Proxy Statement.


                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

    Section 7.1 ACCESS TO INFORMATION. (a) Jensen and its subsidiaries shall afford to Recoton and Acquisition Sub and its accountants, counsel, and other representatives full access during normal business hours throughout the period prior to the Effective Time to all of their respective properties, books, contracts, commitments and records (including, but not limited to, tax returns) and to their customers, vendors, employees, consultants and professional advisors and, during such period, shall furnish promptly to Recoton and Acquisition Sub (i) a copy of each report, schedule and other document filed or received by any of them pursuant to the requirements of federal or state securities laws or the HSR Act or filed or received by any of them with or from the SEC, Federal Trade Commission ("FTC") or Department of Justice ("DOJ") and
(ii) all other information concerning their respective businesses, properties and personnel as Acquisition Sub may reasonably request; PROVIDED, HOWEVER, that no investigation pursuant to this Section 7.1(a) shall affect any representations or warranties made herein or the conditions to the obligations of the respective parties to consummate the Merger. Jensen and its subsidiaries shall promptly advise Recoton and Acquisition Sub in writing of any change or occurrence of any event after the date of this Agreement having, or which, insofar as can reasonably be foreseen, in the future may have, a Jensen Material Adverse Effect.

    (b) Recoton and its subsidiaries shall afford to Jensen and its accountants, counsel and other representatives full access during normal business hours throughout the period prior to the Effective Time to all of their respective properties, books, contracts, commitments and records (including, but not limited to, tax returns) and, during such period, shall furnish promptly to Jensen (i) a copy of each report, schedule and other document filed or received by any of them pursuant to the requirements of federal or state securities laws or the HSR Act or filed or received by any of them with or from the SEC, FTC or DOJ and (ii) all other information concerning their respective businesses, properties and personnel as Jensen may reasonably request; PROVIDED, HOWEVER, that no investigation pursuant to this Section 7.1(b) shall affect any representations or warranties made herein or the conditions to the obligations of the respective parties to consummate the Merger. Recoton and its subsidiaries shall promptly advise Jensen in writing of any change or occurrence of any event after the date of this Agreement having, or which, insofar as can reasonably be foreseen, in the future may have, a Recoton Material Adverse Effect.

    (c) Any information received pursuant to Sections 7.1(a) and 7.1(b) above shall be considered Evaluation Material (as defined in the letter agreements dated August 21, 1995 and October 16, 1995, as applicable (the "Confidentiality Agreements"), between Recoton and Jensen, and such information shall be held in confidence by Recoton, Acquisition Sub and Jensen in accordance with the terms of the Confidentiality Agreements.

    Section 7.2 REGISTRATION STATEMENT AND PROXY STATEMENT. Recoton shall prepare and file with the SEC as soon as reasonably practicable after the date hereof the Registration Statement (in which the Proxy Statement shall be included) and shall use all reasonable efforts to have the Registration Statement declared effective by the SEC as promptly as practicable. Jensen shall prepare and file with the SEC as soon as reasonably practicable after the date hereof the Proxy Statement. Recoton shall also take any action required to be taken under applicable state blue sky or securities laws in connection with the issuance of Recoton Common Shares in the Merger; PROVIDED, HOWEVER, that with respect to such blue sky qualifications neither Recoton nor Jensen shall be required to register or qualify as a foreign corporation or to take any action which would subject it to service of process in any jurisdiction (other than Delaware) where any such entity is not now so subject, except as to matters and transactions relating to or arising solely from the offer and sale of Recoton Common Shares. Recoton and Jensen shall promptly furnish to each other all information, and take such other actions, as may reasonably be requested in connection with any action by any of them in connection with the preceding sentence. The information provided and to be provided by Recoton and Jensen, respectively, (and by their auditors, attorneys, financial advisors or other consultants or advisors) to the other for use in the Registration Statement and Proxy Statement shall be true and complete in all material respects without omission of any material fact which is required to make such information not false or misleading.

    Section 7.3 STOCKHOLDERS' APPROVAL. Subject to the provisions of Section 6.1(h) and 9.1(e), Jensen shall promptly submit this Agreement and the transactions contemplated hereby for the approval of its stockholders at the Jensen Stockholders' Meeting to be held as soon as practicable after the Registration Statement is declared effective by the SEC and, subject to the fiduciary duties of the Board of Directors of Jensen under applicable law, shall use its best efforts to obtain stockholder approval (the "Jensen Stockholders' Approval") of this Agreement and the transactions contemplated hereby in accordance with Section 4.21, including approval of the separate proposals enumerated in, and in accordance with, Section 4.21. Subject to the fiduciary duties of the Board of Directors of Jensen under applicable law and the provisions of Section 6.1(h) and 9.1(e), Jensen shall, through its Board of Directors, recommend to its stockholders approval of the proposals enumerated in
Section 4.21.

    Section 7.4 COMPLIANCE WITH THE SECURITIES ACT. Jensen shall use its best efforts to cause each principal executive officer, each director and each other person who is an "affiliate," as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (an "Affiliate"), of Jensen to deliver to Recoton and Jensen on or prior to the Effective Time a written agreement (an "Affiliate Agreement") to the effect that such person will not offer to sell, sell or otherwise dispose of any Recoton Common Shares issued in the Merger, except, in each case, pursuant to an effective registration statement or in compliance with Rule 145, as amended from time to time, or in a transaction which, in the opinion of legal counsel reasonably satisfactory to Recoton, is exempt from the registration requirements of the Securities Act and, in any case, until after the results covering 30 days of post-merger combined operations of Recoton and Jensen have been filed with the SEC, sent to shareholders of Recoton or otherwise publicly issued.

    Section 7.5 NASDAQ LISTING. Recoton shall use its best efforts to obtain the listing on Nasdaq, at or before the Effective Time of the additional Recoton Common Shares to be issued pursuant to the Merger.

    Section 7.6 EXPENSES. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

    Section 7.7 AGREEMENT TO COOPERATE. Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all action to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using its reasonable efforts to obtain all necessary or appropriate waivers, consents and approvals and SEC "no-action" letters (including, but not limited to, required approvals under applicable Delaware state laws and regulations), to effect all necessary registrations and filings (including, but not limited to, filings under the HSR Act) and to lift any injunction or other legal bar to the Merger (and, in such case, to proceed with the Merger as expeditiously as possible), subject, however, to the provisions of Sections 6.1(h) and 9.1(e) and to the requisite votes of the stockholders of Jensen. Each party hereto agrees to allow the other to review each regulatory filing made by such party prior to the filing thereof during the term of this Agreement.

    Section 7.8 PUBLIC STATEMENTS. The parties shall release a press release immediately upon the signing of this Agreement in the form set forth as Exhibit
7.8 to this Agreement. None of the parties hereto shall issue any press release or make any other public statements, in each case relating to or connected with or arising out of this Agreement or the matters contained therein, without obtaining the prior written approval of the other parties to the contents and the manner of presentation and publication thereof, PROVIDED, HOWEVER, that nothing herein shall prevent any party from making any disclosures required by applicable law or regulation (including regulation of the SEC and the NASD).

    Section 7.9 ACCOUNTANTS' LETTERS. Each of Recoton and Jensen shall use its best efforts to cause to be delivered to the other letters of Cornick, Garber & Sandler, LLP, independent auditors for Recoton, and Coopers and Lybrand, LLP, independent auditors for Jensen, respectively, dated the date of the Proxy Statement, the effective date of the Registration Statement and the Effective Time (or such other dates reasonably acceptable to the parties) with respect to certain financial statements and other financial information included in the Registration Statement, which letters shall be in customary form and substance reasonably satisfactory to the addressee.

    Section 7.10 INDEMNIFICATION OF CERTAIN OFFICERS AND DIRECTORS. (a) To the extent permitted by applicable law, Recoton and Acquisition Sub agree that all rights to indemnification from Jensen or any subsidiary of Jensen now existing in favor of the directors, officers, employees or agents of Jensen and any subsidiary of Jensen as provided in their respective certificates of incorporation or charters, as the case may be, or by-laws, as in effect on the date of this Agreement, shall survive the Merger and shall continue in full force and effect and be honored by Recoton, Acquisition Sub and the Surviving Corporation for a period of not less than five years from the Effective Time; PROVIDED, HOWEVER, that in the event any claim or claims are asserted or made within such five-year period, all such rights shall continue until final disposition of any such claim or claims.

    (b) Recoton and Acquisition Sub will use their best efforts, and will cause the Surviving Corporation to use its best efforts, to cause to be maintained in effect a tail, for not less than three years from the Effective Time, on the current policies of directors' and officers' liability insurance maintained by Jensen and the subsidiaries of Jensen (provided that the Surviving Corporation or Acquisition Sub may substitute therefor policies of at least the same level of coverage containing terms and conditions which are in the aggregate no less advantageous so long as no lapse in coverage occurs as a result of such substitution) with respect to all matters, including the transactions contemplated hereby, occurring prior to and including the Effective Time. Notwithstanding the foregoing, neither Recoton, Acquisition Sub nor the Surviving Corporation shall be required to expend in excess of $150,000 in the aggregate pursuant to this Section 7.10(b).

    Section 7.11 EMPLOYEE BENEFITS. For a period of one year after the Effective Time, the Surviving Corporation shall make available to the current employees of Jensen, so long as such persons continue after the Effective Time to hold positions as employees with the Surviving Corporation, the same employee benefits that are currently in effect at Jensen, or similar employee benefits on substantially the same terms and conditions as the Jensen plans, including, but not limited to, health care and life insurance, pension and retirement benefits and vacation and sick pay. Thereafter, the Surviving Corporation shall provide a benefits package at least comparable to the benefit package provided by Recoton to its own employees. Recoton and the Surviving Corporation shall use their best efforts to insure that employees of the Surviving Corporation shall not be subject to any waiting periods or pre-existing condition restrictions under employee benefit plans offered by Recoton or the Surviving Corporation to the extent that such periods are longer or such periods impose a greater limitation than the period or limitations imposed under employee benefit plans currently offered by Jensen. Employees of the Surviving Corporation shall be given credit for prior service with Jensen for purposes of crediting periods of service for eligibility and vesting of all such substitute employee benefits offered by Recoton or the Surviving Corporation.


                                  ARTICLE VIII

                                   CONDITIONS

    Section 8.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

                (a) This Agreement and the transactions contemplated hereby (including such of the proposals enumerated in Section 4.21 as shall be required in order to effect the Merger) shall have been approved and adopted by the requisite vote of the stockholders of Jensen pursuant to Section 4.21;

                (b) The additional Recoton Common Shares issuable in the Merger shall have been authorized for listing on Nasdaq;

                (c) The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated and any EC Filings shall have been made and no additional requirements relating thereto shall be applicable;

                (d) The Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order suspending such effectiveness shall have been issued and remain in effect;

                (e) No preliminary or permanent injunction or other order or decree by any federal or state court which prevents the consummation of the Merger shall have been issued and remain in effect (each party agreeing to use all reasonable efforts to have any such injunction, order or decree lifted);

                (f) No action shall have been taken, and no statute, rule or regulation shall have been enacted, by any state, federal or foreign government or governmental agency which would prevent the consummation of the Merger or that would have a material adverse effect on the prospects of the Surviving Corporation;

                (g) All governmental consents and approvals legally required for the consummation of the Merger and the transactions contemplated hereby, including, without limitation, approval (if required) by the DOJ, FTC and the SEC, shall have been obtained and be in effect at the Effective Time on terms and conditions that would not have a material adverse effect on the prospects of the Surviving Corporation;

                (h) Jensen shall have received an opinion, and such opinion shall not have been withdrawn at or prior to the Effective Time if the Average Recoton Share Price is equal to or greater than $16.00, of a firm of professionals which is qualified to render tax opinions in reorganizations under Section 368(a) (and has rendered such opinions in other comparable reorganizations of public companies) which firm of professionals is reasonably satisfactory to both Jensen and Recoton, which opinion Recoton shall be allowed to rely upon, subject to customary assumptions and based on representations of Jensen, Jensen Stockholders and Recoton and Acquisition Sub dated the date of the Proxy Statement, to the effect that Acquisition Sub and Jensen and their respective shareholders (except to the extent any stockholders have perfected dissenters' rights under Delaware law or Jensen stockholders have received (i) cash in lieu of fractional shares or (ii) the Per Share Cash Amount or portion thereof) will recognize no gain or loss for federal income tax purposes as a result of consummation of the Merger and that the transaction qualifies as a reorganization under Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code; provided, HOWEVER, that if such opinion in form reasonably satisfactory to Jensen and Recoton has not been received by the date of the Proxy Statement or is withdrawn prior to the Effective Time, the conditions of this Section 8.1(h) shall be satisfied if the stockholders of Jensen have approved at the Jensen Stockholders' Meeting an All Cash Transaction and such other proposals as shall be required pursuant to Section 4.21; and

                (i) Jensen shall have received letters from Lehman Brothers dated the date of this Agreement and the date of the Proxy Statement (or such other dates reasonably acceptable to Jensen and Recoton), which letters shall be of the opinion that (1) the Merger Consideration is "fair from a financial point of view" to Jensen's stockholders; and (2) that the proceeds received by Jensen from the sale of the assets of the Original Equipment Business are "fair from a financial point of view" to Jensen.

    Section 8.2 CONDITIONS TO OBLIGATION OF JENSEN TO EFFECT THE MERGER. The obligation of Jensen to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

                (a) Acquisition Sub and Recoton shall have performed in all material respects their agreements contained in this Agreement required to be performed on or prior to the Effective Time and the representations and warranties of Acquisition Sub and Recoton contained in this Agreement shall be true and correct in all material respects on and as of the date of this Agreement and on and as of the Effective Time as if made on and as of such date, except as contemplated or permitted by this Agreement, and Jensen shall have received a certificate of the President and the Chief Operating Officer of each of Acquisition Sub and Recoton to that effect;

                (b) Jensen shall have received an opinion addressed to Jensen from Stroock & Stroock & Lavan, counsel to Recoton and Acquisition Sub, or other counsel reasonably acceptable to Jensen, dated the Closing Date, substantially in the form set forth in Exhibits 8.2(b);

                (c) Jensen shall have received the letters of Cornick Garber & Sandler, LLP contemplated by Section 7.9;

                (d) Since the date hereof, no Recoton Material Adverse Effect shall have occurred; and

                      (e) Recoton shall have deposited the Recoton Common Shares and cash into the Exchange Fund in accordance with Section 3.2(a) and the Exchange Agent shall have delivered to Jensen a certificate acknowledging receipt of such stock and cash.

    Section 8.3 CONDITIONS TO OBLIGATION OF RECOTON AND ACQUISITION SUB TO EFFECT THE MERGER. The obligation of Recoton and Acquisition Sub to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the additional following conditions:

                (a) Jensen shall have performed in all material respects its agreements contained in this Agreement required to be performed on or prior to the Effective Time and the representations and warranties of Jensen contained in this Agreement shall be true and correct in all material respects on and as of the date of this Agreement and on and as of the Effective Time as if made on and as of such date, except as contemplated or permitted by this Agreement, and Recoton and Acquisition Sub shall have received a Certificate of the President and the Chief Financial Officer of Jensen to that effect;

                (b) Recoton and Acquisition Sub shall have received an opinion from Vedder, Price, Kaufman & Kammholz, counsel to Jensen, or other counsel reasonably acceptable to Recoton and Acquisition Sub, dated the Closing Date, substantially in the form set forth in Exhibit 8.3(b);

                (c) The Affiliate Agreements required to be delivered to Acquisition Sub pursuant to Section 7.4 shall have been furnished as required by Section 7.4;

                (d) Recoton and Acquisition Sub shall have received the letters of Coopers & Lybrand, LLP contemplated by Section 7.9;

                (e) Since the date hereof, no Jensen Material Adverse Effect shall have occurred;

                (f) The closing of the sale of the assets of the Original Equipment Business pursuant to the OE Agreement shall have occurred prior to the Effective Time;

                (g) Recoton shall not have elected to terminate due to the results of the inspections or tests performed in accordance with
    Section 6.2;

                (h) The number of Recoton Common Shares to be issued in the Merger shall not equal or exceed 20% of the Recoton Common Shares outstanding prior to the Effective Time;

                (i) The number of Dissenting Shares shall not exceed 10% of the Jensen Common Stock outstanding; and

                (j) Recoton and Acquisition Sub shall have received a letter from Furman Selz LLC, dated the Effective Date of the Registration Statement (or such other date reasonably acceptable to Recoton), which letter shall be of the opinion that the Merger Consideration is "fair from a financial point of view" to Recoton.

                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

   Section 9.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the stockholders of Jensen or the shareholders of Acquisition Sub:

                (a) by mutual written consent of Acquisition Sub and Jensen; or

                (b) by either Acquisition Sub or Jensen if (i) the Merger shall not have been consummated on or before June 30, 1996 (the "Termination Date"), (ii) the requisite vote of the stockholders of Jensen to approve this Agreement pursuant to Section 8.1(a) and the transactions contemplated hereby shall not be obtained at the Jensen Stockholders' Meeting (including, such of the proposals enumerated in Section 4.21 as shall be required in order to effect the Merger), or any adjournments thereof, (iii) any governmental or regulatory body, the consent of which is a condition to the obligations of Acquisition Sub and Jensen to consummate the transactions contemplated hereby, shall have determined not to grant its consent and any appeals of such determination shall have been taken and have been unsuccessful or such body shall have imposed conditions or limitations on its consent that would have a material adverse effect on the prospects of the Surviving Corporation and any appeals from such imposition shall have been taken and have been unsuccessful, or (iv) any court of competent jurisdiction in the United States, or any state or any country in which there is a subsidiary of Jensen, shall have issued an order, judgment or decree (other than a temporary restraining order) restraining, enjoining or otherwise prohibiting the Merger and such order, judgment or decree shall have become final and nonappealable; or


                (c) by Acquisition Sub (i) if the Board of Directors of Jensen shall have withdrawn or modified in a manner adverse to Acquisition Sub its approval or recommendation of the Merger, this Agreement or the transactions contemplated hereby or shall have failed to reaffirm such approval or recommendation upon Acquisition Sub's request, or shall have resolved to do any of the foregoing, (ii) if Jensen or any of the other persons or entities described in Section 6.1(c) or 6.1(h) shall take any of the actions that would be proscribed by Section 6.1(c) or 6.1(h) but for the PROVISO therein allowing certain actions to be taken if required by fiduciary duty upon advice of counsel, (iii) if there has been (x) a material breach of any covenant or agreement herein on the part of Jensen which has not been cured or adequate assurance of cure given, in either case within 15 business days following receipt of notice of such breach, or (y) a representation or warranty of Jensen herein is or becomes untrue or incorrect in a material respect which representation or warranty by its nature cannot be made true and correct in all material respects prior to the Termination Date or is not made true and correct prior to the Termination Date or (iv) if (x) Jensen enters into an agreement with any corporation, partnership, person, other entity or group (as defined in Section 13(d)(3) of the Exchange Act) other than Recoton or Acquisition Sub whereby such entity or group would directly or indirectly acquire all or any substantial part of the assets or capital stock of Jensen, whether by merger, share exchange, purchase of assets, consolidation, tender offer or otherwise (other than with regard to the Original Equipment Business) or (y) any third party commences a tender or exchange offer for 25% or more of Jensen's Common Stock and Jensen's Board of Directors does not recommend, or ceases to recommend, to Jensen's stockholders that they reject such offer; or

                (d) by Jensen if there has been (x) a material breach of any covenant or agreement herein on the part of Acquisition Sub or Recoton which has not been cured or adequate assurance of cure given, in either case within 15 business days following receipt of notice of such breach or (y) a representation or warranty of Recoton or Acquisition Sub herein is or becomes untrue or incorrect in a material respect which representation or warranty by its nature cannot be made true and correct in all material respects prior to the Termination Date or is not made true and correct prior to the Termination Date; or

                      (e) automatically, if the Jensen Board of Directors shall recommend a Jensen Acquisition Transaction or authorize or approve the entering into by Jensen of a Jensen Acquisition Transaction.

Notwithstanding the foregoing, if prior to the Closing Date, (i) any preliminary or permanent injunction or other order or decree by any federal or state court which prevents the consummation of the Merger shall have been issued, and remains in effect (each party agreeing to use all reasonable efforts to have any such injunction, order or decree lifted); (ii) any action shall have been taken, or any statute, rule or regulation shall have been enacted, by any state, federal or foreign government or governmental agency which would prevent the consummation of the Merger or that would have a material adverse effect on the prospects of the Surviving Corporation; or (iii) any governmental consents and approvals legally required for the consummation of the Merger and the transactions contemplated hereby, including, without limitation, approval (if required) by the DOJ, FTC and the SEC, shall not have been obtained or not be in effect at the Effective Time on terms and conditions that would not have a material adverse on the prospects of the Surviving Corporation, the Termination Date shall be extended at the option of any party hereto for a period of up to 120 days. If, at the end of such 120-day period, the matters referred to in (i),
(ii) or (iii) shall not have been satisfied to each party's reasonable satisfaction, either party may terminate this Agreement pursuant to the applicable provisions of this Section 9.1.

    Section 9.2  EFFECT OF TERMINATION.

    (a) In the event of termination of this Agreement by either Recoton, Acquisition Sub or Jensen as provided in Section 9.1 or any breach of any party or any failure of condition giving rise to a right to terminate this Agreement, there shall be no liability on the part of either Jensen or Recoton or Acquisition Sub or their respective officers or directors except as set forth in this Section 9.2 or in Section 7.1(c).

    (b) If this Agreement is terminated pursuant to (i) Section 9.1(b)(i) due to failure to satisfy the conditions set forth in Section 8.1(a) (including the failure of the Jensen stockholders to approve such of the proposals enumerated in Section 4.21 as shall be required in order to effect the Merger), 8.1(h) (if caused by Jensen's willful act), 8.1(i) (if caused by Jensen's willful act), 8.3(a) due to failure to obtain officer's certificate under circumstances in which Jensen has otherwise performed in all material respects its agreements contained in this Agreement required to be performed on or prior to the Effective Time and in which the representations and warranties of Jensen contained in this Agreement are true and correct in all material respects on and as of the date of this Agreement and on and as of the Effective Time as if made on and as of such date, except as contemplated or permitted by this Agreement, 8.3(b) (if caused by Jensen's willful act), 8.3(c) (if caused by Jensen's willful act) or 8.3(d) (if caused by Jensen's willful act), (ii) Section 9.1(b)(ii), (iii) Section 9.1(c)(i), (iv) Section 9.1(c)(ii), (v) Section 9.1.(c)(iii)(x) (if caused by Jensen's willful act), (vi) Section 9.1(c)(iv) or
(vii) Section 9.1(e), then Jensen shall pay Recoton $6,000,000.

    (c) If this Agreement is terminated pursuant to (i) Section 9.1(b)(i) due to failure to satisfy the conditions set forth in Section 8.1(c) or 8.3(f) or (ii)
Section 9.1(b)(iii) (but only if the condition set forth in Section 8.1(c) is the basis for the termination under Section 9.1(b)(iii)), then Jensen shall pay Recoton $1,500,000.

    (d) If this Agreement is terminated pursuant to (i) Section 6.2 or (ii)
Section 9.1(b)(i) due to failure to satisfy a condition set forth in Section 8.1(b), 8.1(d), 8.1(e), 8.1(f), 8.1(g), 8.1(h) (unless caused by Jensen's willful act), 8.1(i) (unless caused by Jensen's willful act), 8.2(a), 8.2(b), 8.2(c), 8.2(d), 8.2(e), 8.3(a) due to failure to obtain officer's certificate except under the circumstances set forth in Section 9.2(b), 8.3(b) (unless caused by Jensen's willful act), 8.3(c) (unless caused by Jensen's willful act), 8.3(d) (unless caused by Jensen's willful act), 8.3(e), 8.3(g), 8.3(h), 8.3(i) or 8.3(j), (iii) Section 9.1(b)(iii) (other than under the circumstances set forth in Section 9.2(c)(ii)), (iv) Section 9.1(b)(iv), (v) Section 9.1(c)(iii)(x) (unless caused by Jensen's wilful act), (vi) Section 9.1(c)(iii)(y), or (vii) Section 9.1(d), no payment shall be due from Jensen, Recoton or Acquisition Sub.

    (e) The agreements contained in this Section 9.2 are an integral part of the transactions contemplated by this Agreement and constitute liquidated damages or other appropriate payments and not a penalty. If a party fails promptly pay to perform in accordance with Article IX, such party shall pay the costs and expenses (including legal fees and expenses) of the other party in connection with any action, including the filing of any lawsuit or other legal action, taken to enforce the terms of this Agreement. Payments by Jensen under this Section shall be made within five business days after termination of this Agreement.

    Section 9.3 AMENDMENT. This Agreement may be amended by the parties hereto, at any time before or after approval hereof by the stockholders of Jensen, but, after any such approval, no amendment shall be made which (a) changes the procedure pursuant to which the Exchange Ratio (or the Principal Stockholders Exchange Ratio) is calculated or the Per Share Cash Amount (or the Principal Stockholders Per Share Cash Amount) or (b) changes any of the other principal terms of this Agreement, in each case, without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

    Section 9.4 WAIVER. At any time prior to the Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein; PROVIDED, HOWEVER, that waiver of compliance with any agreements or conditions herein shall not limit the parties' obligations to comply with all other agreements or conditions herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of the parties.


                                    ARTICLE X

                               GENERAL PROVISIONS

    Section 10.1 NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. None of the representations, warranties and agreements in this Agreement shall survive the Merger, except for the agreements contained in this Section 10.1,
Article III, and in Sections 2.3, 7.1(c), 7.6, 7.8, 7.10, 7.11, and Article IX. This Section 10.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time of the Merger.

    Section 10.2 BROKERS. Jensen represents and warrants that, except for its investment banking firm, Lehman Brothers, whose fee arrangement has been disclosed to Recoton prior to the date hereof, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Jensen. Acquisition Sub and Recoton represent and warrant that, except for its investment banking firm, Furman Selz Incorporated, whose fee arrangement has been disclosed to Jensen prior to the date hereof, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Acquisition Sub.

    Section 10.3 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

    (a)  If to Acquisition Sub or Recoton, to:

                      c/o Recoton Corporation
                      2950 Lake Emma Road
                      Lake Mary, FL  32746
                      Attn: Stuart Mont, Chief Operating Officer

                with a copy to:

                      Stroock & Stroock & Lavan
                      7 Hanover Square
                      New York, NY  10004
                      Attn: Theodore S. Lynn, Esq.

    (b)  If to Jensen, to:

                      International Jensen Incorporated


                      25 Tri-State International Office Center
                      Suite 400
                      Lincolnshire, Illinois  60069
                      Attn: Marc T. Tanenberg, Chief Financial Officer

                with a copy to:

                      Vedder, Price, Kaufman & Kammholz
                      222 North La Salle Street
                      Chicago, IL 60601-1003
                      Attn:  John R. Obiala, Esq.

    Section 10.4 GENERAL TERMS. The following definitions shall apply to the extent not otherwise defined, or used in capitalized form, in this Agreement:

    (a) The terms "agreements" and "contracts" shall include any contract, purchase or sales order, franchise, insurance policy, license, undertaking, arrangement, understanding, commitment, document, lease, sublease, deed, mortgage plan, plan, indenture, bill of sale, assignment, proxy, voting trust or other agreement or instrument.

    (b) The term "approval" shall include any consent, waiver, license, permit, certificate or authorization.

    (c) The term "breach" shall include any default, event of default or event, occurrence, condition or act which, with notice or lapse of time or both, would constitute a breach, default, or event of default or give the other party or parties a right to accelerate any obligation under the applicable agreement.

    (d) The term "governmental authority" means any agency, instrumentality, department, commission, court, tribunal or board of any government, whether foreign or domestic and whether national, federal, state, provincial or local.

    (e) The term "law" shall mean, unless specifically stated otherwise herein, means laws, rules, regulations, codes, orders, ordinances, judgments, injunctions, decrees and government policies.

    (f) The terms "liability" and "liabilities" shall include any direct or indirect indebtedness, claim, loss, damage, penalty, deficiency (including deferred income tax and other net tax deficiencies), cost, expense, obligation, duties or guarantee, whether accrued, absolute, or contingent, known or unknown, fixed or unfixed, liquidated or unliquidated, matured or unmatured or secured or unsecured.

    (g) The term "person" shall include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or other legal body thereof.

    (h) The term "subsidiary" shall include each entity controlled by Jensen.

    (i) The term "transfer" shall include any sale, pledge, gift, assignment, conveyance, lease or disposition and the term "transferred" shall include sold, pledged, gave, assigned, conveyed, leased or disposed of.

    Section 10.5 INTERPRETATION. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

    Section 10.6 MISCELLANEOUS. This Agreement (including the documents and instruments referred to herein) (a) together with the Confidentiality Agreements, constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof; (b) is not intended to confer upon any other person any rights or remedies hereunder; (c) shall not be assigned by operation of law or otherwise; (d) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Delaware (without giving effect to the provisions thereof relating to conflicts of law) and service of process may be made upon any party by using the notification procedure set forth in Section 10.3; (e) all disputes that arise with respect to this Agreement shall be brought only in the Federal District Court, located in or having jurisdiction for New York County, New York or in a state court in and for New York County, New York; (f) to the fullest extent permitted by law, the parties hereby waive all rights to a trial by jury in connection with this Agreement; (g) by execution and delivery of this Agreement, each of the parties accepts for himself or itself the jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement; (h) references to Exhibits and Schedules shall be references to the exhibits of, and schedules, to this Agreement. Such Exhibits and Schedules form an integral part of this Agreement and are hereby incorporated in this Agreement. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

    Section 10.7 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

    Section 10.8 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under this Agreement.

    Section 10.9 RIGHT TO OFFSET. Payments due under this Agreement or any other agreements or obligation between Recoton (or any affiliate thereof) and Jensen (or any affiliate thereof) may, at the election of either party, be set off against each other including by way of (but not limited to) cancellation of outstanding notes.


             IN WITNESS WHEREOF, Recoton, Acquisition Sub and Jensen have caused this Agreement to be signed by their respective officers thereunto duly authorized on the 1st day of May, 1996 as of the date first written above.


                               RECOTON CORPORATION


                                    By:    /S/ STUART MONT
                                           Stuart Mont
                                           Executive Vice President-Operations
                                           & Chief Operating Officer



                            RC ACQUISITION SUB, INC.


                                       By: /S/ STUART MONT
                                           Stuart Mont
                                           Secretary

                        INTERNATIONAL JENSEN INCORPORATED


                                       By:      /S/ MARC T. TANENBERG
                                                Marc T. Tanenberg
                                                Vice President & Chief
                                                Financial Officer

                             EXHIBIT 10.1 TO RECOTON
                               FORM 8-K FOR EVENT
                              OCCURRING MAY 1, 1996

                        STOCK OPTION AND VOTING AGREEMENT


    STOCK OPTION AND VOTING AGREEMENT (this "AGREEMENT"), dated as of May 1, 1996, by and among RECOTON CORPORATION, a New York corporation ("RECOTON"), RC ACQUISITION SUB, INC., a Delaware corporation and a wholly-owned subsidiary of Recoton ("RC ACQUISITION SUB"), and WILLIAM BLAIR LEVERAGED CAPITAL FUND, L.P. (the "STOCKHOLDER"), a stockholder of INTERNATIONAL JENSEN INCORPORATED, a Delaware corporation ("JENSEN").


                              W I T N E S S E T H:

    WHEREAS, Recoton, RC Acquisition Sub and Jensen are entering into a Second Amended and Restated Agreement and Plan of Merger (the "REVISED MERGER AGREEMENT") pursuant to which Jensen will be merged with and into RC Acquisition Sub (the "MERGER") and each stockholder of Jensen will receive merger consideration (the "MERGER CONSIDERATION") of $9.15 or $9.00 in cash and/or a fraction of a Common Share of Recoton for each share of Jensen Common Stock, par value $0.01 per share ("JENSEN COMMON STOCK").

    WHEREAS, as a condition to the willingness of Recoton to enter into the Revised Merger Agreement, Recoton has required that the Stockholder agree, and in order to induce Recoton to enter into the Revised Merger Agreement, the Stockholder has agreed, among other things, to (i) grant Recoton the option to purchase all of the shares of Jensen Common Stock now owned or which may hereafter be acquired by such Stockholder (the "Shares") in certain circumstances, (ii) appoint Recoton as the Stockholder's proxy to vote the Jensen Common Stock held by the Stockholder (the "Shares") in connection with the Revised Merger Agreement, and (iii) with respect to certain questions put to stockholders of Jensen for a vote, to vote the Shares, in each case, in accordance with the terms and conditions of this Agreement.

    NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the adequacy of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

    1.       STOCK OPTION.

             1.1 GRANT OF STOCK OPTION. The Stockholder hereby grants to Recoton an irrevocable option (the "STOCK OPTION") to purchase all of the Shares legally and/or beneficially owned by such Stockholder, at such time as Recoton may exercise the Stock Option during the Exercise Period (as defined below), at a purchase price equal to the sum of (a) $9.00 per share of Jensen Common Stock (the "Purchase Price") and (b) any net proceeds which Recoton may receive upon the sale of the Shares within three months after the date of purchase pursuant to the Stock Option to the extent the net proceeds exceed $10.00 per Share.

             1.2 EXERCISE OF STOCK OPTION. (a) Subject to Section 1.3 hereof, the Stock Option may be exercised by Recoton, in whole or in part, at any time or from time to time, following the execution and delivery of the Revised Merger Agreement until the earlier of (i) the Effective Time (as defined in the Revised Merger Agreement) or (ii) 30 days following the termination of the Revised Merger Agreement in accordance with its terms if:

             (i) a corporation, partnership, person, other entity or group (as defined in Section 13(d)(3) of the Exchange Act), other than Recoton or any of its affiliates, shall have acquired beneficial ownership (as defined in Rule l3d-3 under the Securities Exchange Act of 1934) of at least 20% of the then outstanding Shares or shall have commenced a tender or exchange offer for at least 50% of the then outstanding shares of Jensen Common Stock at a price per share of Jensen Common Stock in excess of $9.00;

             (ii) the Stockholders Meeting (as defined in the Revised Merger Agreement) shall not have been held by June 30, 1996 or such meeting shall have been held but the Revised Merger Agreement and the transactions contemplated thereby (including such of the proposals enumerated in Section
    4.21 of the Revised Merger Agreement as shall be required in order to effect the Merger) had not been approved by the requisite vote pursuant to Section
    4.21 of the Revised Merger Agreement; or

             (iii) Jensen shall have breached or failed to perform in any material respect any material covenant or agreement to be performed by it under the Revised Merger Agreement.

In the event Recoton wishes to exercise the Stock Option, Recoton shall give a written notice (the "Exercise Notice") to the Stockholder of such exercise, specifying the number of Shares to be purchased (the "Optioned Shares"). The Exercise Notice shall be delivered to the Stockholder in accordance with the requirements of Section 6.1, and shall specify a date (which may be the date of such notice) not more than ten business days from the date the Exercise Notice is given for the purchase of the Optioned Shares. The closing of the purchase of the Optioned Shares (the "Stock Option Closing") shall take place at the offices of Stroock & Stroock & Lavan, Seven Hanover Square, New York, New York 10004 or at such other location as Recoton shall elect. If any law or regulation shall not permit the purchase of the Optioned Shares to be consummated on the date specified in such Exercise Notice, the date for the Stock Option Closing shall be as soon as practicable following the cessation of such restriction on consummation, but in any event within two business days thereof.

    (b) Upon receipt of the Exercise Notice, the Stockholder shall be obligated to deliver to Recoton a certificate or certificates representing the number of Shares held by the Stockholder, in accordance with the terms of this Agreement, on the later of the date specified in such Exercise Notice and the first business day on which the conditions specified in Section 1.3 shall be satisfied. The date specified in such Exercise Notice may be as early as one business day after the date of such Exercise Notice.

    1.3 CONDITIONS TO DELIVERY OF THE SHARES. The obligation of the Stockholder to deliver the Shares upon exercise of the Stock Option is subject to the following conditions:

    (a) All waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, applicable to the exercise of the Stock Option and the delivery of the Shares shall have expired or been terminated; and

    (b) There shall be no preliminary or permanent injunction or other order by any court of competent jurisdiction restricting, preventing or prohibiting the exercise of the Stock Option or the delivery of the Shares in respect of such exercise.

    1.4 STOCK OPTION CLOSINGS. At the Stock Option Closing, the Stockholder will deliver to Recoton a certificate or certificates evidencing the number of Shares owned by the Stockholder, each such certificate being duly endorsed in blank and accompanied by such stock powers and such other documents as may be necessary in Recoton's judgment to transfer record ownership of the Shares into Recoton's name on the stock transfer books of Jensen, and Recoton will purchase the delivered Shares at the Purchase Price. All payments made by Recoton to the Stockholder pursuant to this Section 1.4 shall be made by wire transfer of immediately available funds or by certified bank check payable to the Stockholder, in an amount for the Stockholder equal to the product of (a) the Purchase Price and (b) the number of Shares delivered by the Stockholder in respect of the Stock Option Closing.

    1.5 ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event of any change in the number of issued and outstanding shares of Jensen Common Stock by reason of any stock dividend, subdivision, merger, recapitalization, combination, conversion or exchange of shares, or any other change in the corporate or capital structure of Jensen (including, without limitation, the declaration or payment of an extraordinary dividend of cash or securities) which would have the effect of diluting or otherwise adversely affecting Recoton's rights and privileges under this Agreement, the number and kind of the Shares and the consideration payable in respect of the Shares shall be appropriately and equitably adjusted to restore to Recoton its rights and privileges under this Agreement. Without limiting the scope of the foregoing, in any such event, at the option of Recoton, the Stock Option shall represent the right to purchase, in addition to the number and kind of Shares which Recoton would be entitled to purchase pursuant to the immediately preceding sentence, whatever securities, cash or other property the Shares subject to the Stock Option shall have been converted into or otherwise exchanged for, together with any securities, cash or other property which shall have been distributed with respect to such Shares.

    2. NO DISPOSITION OR ENCUMBRANCE OF SHARES; NO ACQUISITION OF SHARES. The Stockholder covenants and agrees that, except as contemplated by this Agreement or pursuant to the Revised Merger Agreement, it shall not, and it shall not offer or agree to, sell, transfer, tender, assign, hypothecate or otherwise dispose of, or create any security interest, lien, claim, pledge, option, right of first refusal, agreement, limitation on such Stockholder's voting rights, charge or other encumbrance of any nature whatsoever with respect to the Shares now legally and/or beneficially owned by, or that may hereafter be acquired by, the Stockholder.

    3.       COVENANTS OF RECOTON AND RC ACQUISITION SUB.

             3.1 NO SALE. Neither Recoton nor RC Acquisition Sub will sell, offer to sell or otherwise dispose of the Shares in violation of the Securities Act of 1993, as amended.

             3.2 PERFORMANCE. Recoton and RC Acquisition Sub shall perform in all material respects all of their respective obligations under the Revised Merger Agreement.

    4.       VOTING AGREEMENT; PROXY OF STOCKHOLDER.

             4.1 VOTING AGREEMENT. The Stockholder hereby agrees that, during the time this Agreement is in effect, at any meeting of the stockholders of Jensen, however called, and in any action by written consent of the stockholders of Jensen, the Stockholder shall (i) vote all of the Shares legally and/or beneficially owned by such Stockholder in favor of the Merger, the Revised Merger Agreement (as amended from time to time) and any of the transactions contemplated by the Revised Merger Agreement; (ii) vote such Shares against any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation of Jensen under the Revised Merger Agreement; and (iii) vote the Shares against any action or agreement that would materially impede, interfere with or attempt to discourage the Merger. The covenants of the Stockholder under this Section 6.1 relate only to the Stockholder in its capacity as stockholder and not to any other capacity in which such person or its affiliates may be acting.

             4.2 IRREVOCABLE PROXY. In the event that the Stockholder shall breach its covenant set forth in Section 2.1, the Stockholder (without any further action on such Stockholder's part) shall be deemed to have hereby irrevocably appointed Recoton as the attorney and proxy of such Stockholder pursuant to the provisions of Section 212 of the Delaware General Corporation Law ("DGCL"), with full power of substitution, to vote, and otherwise act (by written consent or otherwise) with respect to all shares of Jensen Common Stock, including the Shares, that the Stockholder is entitled to vote at any meeting of stockholders of Jensen (whether annual or special and whether or not an adjourned or postponed meeting) or consent in lieu of any such meeting or otherwise, to vote such shares as set forth in Section 4.1 above; PROVIDED that in any such vote or other action pursuant to such proxy, Recoton shall not have the right (and such proxy shall not confer the right) to vote to reduce the consideration payable to the stockholders of Jensen pursuant to the Revised Merger Agreement or to otherwise modify or amend the Revised Merger Agreement to reduce the rights or benefits of Jensen or any stockholders of Jensen (including the Stockholders) under the Merger Agreement or to reduce the obligations of Recoton and/or RC Acquisition Sub thereunder; and PROVIDED FURTHER, that this proxy shall irrevocably cease to be in effect at any time that Recoton or RC Acquisition Sub shall be in violation of the terms of this Agreement. THIS PROXY AND POWER OF ATTORNEY IS IRREVOCABLE AND COUPLED WITH AN INTEREST. The Stockholder hereby revokes, effective upon the execution and delivery of the Merger Agreement by the parties thereto, all other proxies and powers of attorney with respect to the Shares that the Stockholder may have heretofore appointed or granted, and no subsequent proxy or power of attorney (except in furtherance of the Stockholder's obligations under Section 4.1 hereof) shall be given or written consent executed (and if given or executed, shall not be effective) by the Stockholder with respect thereto so long as this Agreement remains in effect. The Stockholder shall forward to Recoton any proxy cards that the Stockholder receives with respect to the Revised Merger Agreement.

    5. EFFECTIVENESS; TERMINATION; NO SURVIVAL. This Agreement shall become effective upon its execution by each of the parties hereto and upon the execution of the Revised Merger Agreement. This Agreement may be terminated at any time by mutual written consent of the parties hereto. Other than the Stock Option, which shall be governed by Section 1.2(a), this Agreement shall terminate, without any action by the parties hereto, on the date on which the Revised Merger Agreement terminates in accordance with its terms. No such termination shall relieve any party from liability for any breach of this Agreement.

    6.       MISCELLANEOUS.

             6.1 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, postage prepaid, with return receipt requested, as follows:

             If to Recoton or RC Acquisition Sub, to:

                c/o Recoton Corporation


                2950 Lake Emma Road
                Lake Mary, FL 32746
                Attn: Stuart Mont, Chief Operating Officer

             with a copy to:

                Stroock & Stroock & Lavan
                Seven Hanover Square
                New York, New York 10004-2594
                Attention:  Theodore S. Lynn

             If to the Stockholder, to:

                William Blair Leverage
                 Capital Fund, L.P.
                222 West Adams
                Chicago, IL 60606
                Attn.: David G. Chandler

             with a copy to:

                Kirkland & Ellis
                200 East Randolph
                Chicago, IL 60001
                Attn.: James L. Learner

             6.2 WAIVER AND AMENDMENT. Any provision of this Agreement may be waived at any time by the party which is entitled to the benefits thereof and this Agreement may be amended or supplemented at any time. No such waiver, amendment or supplement shall be effective unless in writing and signed by the party sought to be bound thereby.

             6.3 NO PRIOR AGREEMENTS. This Agreement and the Revised Merger Agreement contain the entire agreement, and supersede all other prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof. This Agreement is not intended to confer upon any other person any rights or remedies hereunder.

             6.4 SUCCESSORS AND ASSIGNS. This Agreement shall not be assignable, except that Recoton or RC Acquisition Sub may assign its rights under this Agreement to another direct or indirect wholly-owned subsidiary of Recoton, but such assignment shall not relieve Recoton or RC Acquisition Sub of their respective obligations hereunder. This Agreement shall be binding upon, inure to the benefit of and be enforceable by and against the parties hereto and their successors (including administrators and executors of individuals) and permitted assigns.

             6.5 REMEDIES. Recoton and RC Acquisition Sub, on the one hand, and the Stockholder, on the other hand, each acknowledge and agree that the other would be irreparably damaged in the event any of the provisions of this Agreement were not performed by the other in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each party shall be entitled to an injunction or injunctions to redress the breaches of this Agreement and to specifically enforce the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction, in addition to any other remedy to which such party may be entitled at law or in equity.

             6.6 EXPENSES. Each of the parties shall pay its own expenses in connection with the negotiation, execution and performance of the Agreement.

             6.7 COUNTERPARTS. This Agreement and any amendments hereto may be executed in two or more counterparts, each of which shall be considered to be an original, but of which together shall constitute the same instrument.

             6.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the state of Delaware, without regard to the principles of conflicts of laws.

             6.9 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

    7. EFFECT OF HEADINGS. The section headings herein are for convenience only and shall not affect the meaning or interpretation of this Agreement.

    IN WITNESS WHEREOF, the parties have executed this Agreement to take effect as of the date set forth above.

                        RECOTON CORPORATION


                        By: /S/ STUART MONT
                        Name: Stuart Mont
                        Title: Executive Vice President


                        RC ACQUISITION SUB, INC.


                        By:/S/ STUART MONT
                        Name:  Stuart Mont
                        Title: Secretary


                        WILLIAM BLAIR LEVERAGED
                        CAPITAL FUND, L.P.


                        By:  WILLIAM BLAIR LEVERAGED CAPITAL MANAGEMENT, L.P.

                        By:  WILLIAM BLAIR & COMPANY, L.L.C., ITS
                             GENERAL PARTNER

                        By:      /S/ DAVID G. CHANDLER
                                 David G. Chandler,
                                 Its Principal

                             EXHIBIT 10.2 TO RECOTON
                               FORM 8-K FOR EVENT
                              OCCURRING MAY 1, 1996

                                    AGREEMENT

    This AGREEMENT (the "Agreement") is dated as of May 1, 1996, by and among RECOTON CORPORATION, a New York corporation ("Recoton"), RC ACQUISITION SUB, INC., a Delaware corporation and a wholly-owned subsidiary of Recoton ("RC Acquisition Sub"), and ROBERT G. SHAW ("Shaw"), solely in his capacity as a stockholder of INTERNATIONAL JENSEN INCORPORATED, a Delaware corporation ("Jensen").


                              W I T N E S S E T H:

    WHEREAS, Recoton, RC Acquisition Sub and Jensen are entering into a Second Amended and Restated Agreement and Plan of Merger (the "Revised Merger Agreement") pursuant to which Jensen will be merged with and into RC Acquisition Sub (the "Merger") and each stockholder of Jensen will receive merger consideration (the "Merger Consideration") of $9.15 or $9.00 in cash and or equivalent shares of Common Share of Recoton for each share of Jensen Common Stock, par value $0.01 per share ("Jensen Common Stock").

    WHEREAS, as a condition to the willingness of Recoton to enter into the Revised Merger Agreement, Recoton has required that Shaw agree, and in order to induce Recoton to enter into the Revised Merger Agreement, Shaw has agreed, among other things, to pay to Recoton certain amounts if Shaw sells his shares of Jensen Common Stock for greater than $9.00 per share, in accordance with the terms and conditions of this Agreement.

    NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the adequacy of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

    1. SALE AND PAYMENT. From the date hereof through the Termination Date (as hereinafter defined), if Shaw transfers all or any portion of his shares of Jensen Common Stock (including without limitation by merger or tender offer) to a third party other than Recoton for greater than $9.00 per share, Shaw shall promptly pay to Recoton upon Shaw's receipt of the proceeds from the sale of Shaw's shares the difference between (a) the net proceeds per share received by Shaw, but not to exceed $10.00 per share, for each share sold by Shaw less the payment of any applicable Federal and state income taxes estimated in good faith by Shaw attributable to the difference, and (b) the sum of $9.00 per share. Shaw shall retain all net proceeds in excess of $10.00 per share. Any reimbursement due to Shaw or any additional payment due from Shaw shall be made upon the filing of the appropriate tax return and/or upon the final determination by the Internal Revenue Service or the Illinois Department of Revenue of the taxes due. For purposes of this Agreement, payment of applicable Federal and state income taxes shall mean any such income tax payable at or before the date on which Shaw files his income tax return for the taxable year (and any amended returns) or any amounts otherwise payable as a result of a determination by the Internal Revenue Service or the Illinois Department of Revenue that such taxes are due and owing.

             1.1 EFFECTIVE DATE/TERMINATION DATE. This Agreement shall become effective upon the execution and delivery of the Revised Merger Agreement and shall terminate December 31, 1996.

             1.2 ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event of any change in the number of issued and outstanding shares of Jensen Common Stock by reason of any stock dividend, subdivision, merger, recapitalization, combination, conversion or exchange of shares, or any other change in the corporate or capital structure of Jensen (including, without limitation, the declaration or payment of an extraordinary dividend of cash or securities) which would have the effect of diluting or otherwise adversely affecting Recoton's rights and privileges under this Agreement, the consideration payable in respect of the sale of Jensen Common Stock by Shaw shall be appropriately and equitably adjusted.

    2. COVENANTS OF SHAW. Shaw covenants and agrees that he shall not, and shall not offer to agree to, acquire any additional shares of Jensen Common Stock, or options, warrants or other rights to acquire shares of Jensen Common Stock, without the prior written consent of Recoton, unless such shares are made subject to this Agreement.

    3. COVENANTS OF RECOTON AND RC ACQUISITION SUB. Recoton and RC Acquisition Sub shall perform in all material respects all of their respective obligations under the Revised Merger Agreement.

    4.       MISCELLANEOUS.

             4.1 NOTICES. Any notice, request, consent or communication (collectively "Notice") sent under this Agreement shall be effective only if it is in writing and (a) personally delivered, (b) sent by certified or registered mail, return receipt requested, postage prepaid, (c) sent by a nationally recognized overnight delivery service, with delivery confirmed, or (d) telexed or telecopied with receipt confirmed, addressed as follows:

             If to Recoton or RC Acquisition Sub, to:

                c/o Recoton Corporation
                2950 Lake Emma Road
                Lake Mary, FL  32746
                Attention:  Stuart Mont, Chief Operating Officer

                Telecopier:  (407) 333-8903
                Telephone:  (407) 333-8900

             with a copy to:

                Stroock & Stroock & Lavan
                Seven Hanover Square
                New York, New York  10004-2594
                Attention:  Theodore S. Lynn
                Telecopier:  (212) 806-6006
                Telephone:  (212) 806-5400

             If to Shaw, to:

                IJI Acquisition Corp./International Jensen Incorporated 25 Tri-State International Officer Center
                Suite 400
                Lincolnshire, IL  60606
                Attention:  Robert G. Shaw
                Telecopier:  (847) 317-3774
                Telephone:  (847) 317-3777

             with a copy to:

                Wildman, Harrold, Allen & Dixon
                225 West Wacker Drive
                Suite 3000
                Chicago, Illinois  60606-1229
                Attn:  Richard B. Thies
                Telecopier:  (312) 201-2555
                Telephone:  (312) 201-2521

or such other persons or addresses as shall be furnished in writing by any party to the other party. A Notice shall be deemed to have been given as of the date when (i) personally delivered, (ii) five (5) days after the date when deposited with the United States mail properly addressed, (iii) when receipt of a Notice sent by an overnight delivery service is confirmed by such overnight delivery service, or (iv) when receipt of the telex or telecopy is confirmed, as the case may be, unless the sending party has actual knowledge that a Notice was not received by the intended recipient.

             4.2 WAIVER AND AMENDMENT. Any provision of this Agreement may be waived at any time by the party which is entitled to the benefits thereof and this Agreement may be amended or supplemented at any time. No such waiver, amendment or supplement shall be effective unless in writing and signed by the party sought to be bound thereby.

             4.3 NO PRIOR AGREEMENTS. This Agreement and the Revised Merger Agreement contain the entire agreement, and supersede all other prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof. This Agreement is not intended to confer upon any other person any rights or remedies hereunder.

             4.4 SUCCESSORS AND ASSIGNS. This Agreement shall not be assignable, except that Recoton or RC Acquisition Sub may assign its rights under this Agreement to another direct or indirect wholly-owned subsidiary of Recoton, but such assignment shall not relieve Recoton or RC Acquisition Sub of their respective obligations hereunder. This Agreement shall be binding upon, inure to the benefit of and be enforceable by and against the parties hereto and their successors (including administrators and executors of individuals) and permitted assigns.

             4.5 REMEDIES. Recoton and RC Acquisition Sub, on the one hand, and Shaw, on the other hand, each acknowledge and agree that the other would be irreparably damaged in the event any of the provisions of this Agreement were not performed by the other in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each party shall be entitled to an injunction or injunctions to redress any breach of this Agreement and to specifically enforce the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction, in addition to any other remedy to which such party may be entitled at law or in equity.

             4.6 EXPENSES. Each of the parties shall pay its own expenses in connection with the negotiation, execution and performance of the Agreement.

             4.7 COUNTERPARTS. This Agreement and any amendments hereto may be executed in two or more counterparts, each of which shall be considered to be an original, but of which together shall constitute the same instrument.

             4.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the state of Delaware, without regard to the principles of conflicts of law.

             4.9 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

    5. EFFECT OF HEADINGS. The section headings herein are for convenience only and shall not affect the meaning or interpretation of this Agreement.

    IN WITNESS WHEREOF, the parties have executed this Agreement to take effect as of the date set forth above.



                                RECOTON CORPORATION


                                By:   /S/ STUART MONT
                                Name:  Stuart Mont
                                Title: Executive Vice President


                                RC ACQUISITION SUB, INC.


                                By:  /S/ STUART MONT
                                Name:  Stuart Mont
                                Title: Secretary



                                /S/ ROBERT G.SHAW
                                Robert G. Shaw

                             EXHIBIT 10.3 TO RECOTON
                               FORM 8-K FOR EVENT
                              OCCURRING MAY 1, 1996


                                ESCROW AGREEMENT


             AGREEMENT (the "Agreement") made as of May 1, 1996 between International Jensen Incorporated, a corporation organized and existing under the laws of the State of Delaware ("Jensen"), and Recoton Corporation, a corporation organized and existing under the laws of the State of New York ("Recoton").

             WHEREAS, Recoton and Jensen have entered into an agreement dated as of January 3, 1996 (the "License and Option Agreement") providing for the license by Jensen to Recoton of rights in the trademarks Acoustic Research and AR and granting to Recoton an option to purchase such trademarks from Jensen (the "Purchase Option") and granting to Jensen an option to sell such trademarks to Recoton (the "Sale Option");

             WHEREAS, upon exercise of the Purchase Option or the Sale Option and payment as required in the License and Option Agreement (including without limitation payment by way of setoff), Jensen is required under the License and Option Agreement to execute and deliver to Recoton a form of assignment attached to the License and Option Agreement (the "Assignment");

             WHEREAS, in order to ensure the full performance of the License and Option Agreement, the parties desire that Jensen execute the Assignment at this time and deliver the executed Assignment to an escrow agent to hold in escrow pending receipt of certain notices as provided for herein.

             NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and in the License and Option Agreement, the parties hereto do hereby agree as follows:

             1. APPOINTMENT. Vedder, Price, Kaufman & Kammholz is hereby appointed escrow agent ("Escrow Agent") to hold and dispose of the Assignment as provided for in this Section 1. Jensen has herewith delivered to the Escrow Agent a fully executed copy of the Assignment, receipt of which is hereby acknowledged by the Escrow Agent. The Escrow Agent shall deliver the Assignment and any other items delivered hereafter to the Escrow Agent pursuant to this Agreement as follows:

        (a)      upon receipt of a notice of exercise of the Purchase
                 Option in the form attached hereto as Exhibit 1 or a notice of exercise of the Sale Option in the form attached hereto as Exhibit 2 and payment of the purchase price for the Purchase Option or the Sale Option by either (i) payment to the Escrow Agent by wire transfer or certified check in the amount of $6 million or (ii) payment to the Escrow Agent by wire transfer or certified check in the amount of $4 million and delivery to the Escrow Agent of a notice, substantially in the form set forth in Exhibit 3 attached hereto, of cancellation of $2 million of indebtedness of Jensen owing to Recoton represented by that certain Promissory Note dated
                January 3, 1996, in the original principal amount of $2 million, accompanied by the original canceled promissory note, the Escrow Agent shall, within 20 days after its receipt of such items, deliver the Assignment to Recoton and deliver to Jensen the payments received by the Escrow
                Agent along with the notice of cancellation and the original canceled promissory note, if applicable; or

        (b) within five business days after receipt of the joint written instructions of Jensen and Recoton substantially in the form set forth in Exhibit 4 attached hereto, the Escrow Agent shall act in accordance therewith; or

        (c) within five business days after receipt of a certified copy of a determination by final order, decree or judgment of a court of competent jurisdiction in the United States of America (the time for appeal having expired with no appeal having been taken) in a proceeding to which Jensen and Recoton are parties (the "Final Decree") accompanied by a written notice from Jensen or Recoton substantially in the form of Exhibit 5 attached hereto, the Escrow Agent shall act in accordance with the requirements of the Final Decree;

PROVIDED, HOWEVER, that the Escrow Agent shall have no obligation to deliver the Assignment or any other items delivered into escrow to Recoton, Jensen or any other person if it shall have been enjoined from performing hereunder.

             2. NOTICES. Any notices or other communications required or permitted hereunder shall be sufficiently given if sent by registered mail or certified mail, postage prepaid, or by telegraph, charges prepaid, addressed as follows:

                (a)  If to Recoton:

                         Recoton Corporation
                         2950 Lake Emma Road
                         Lake Mary, FL 32746
                         Attn: Secretary

                      with a copy to:

                           Stroock & Stroock & Lavan
                           7 Hanover Square
                           New York, NY 10004
                           Attn: Theodore S. Lynn, Esq.

                (b)  If to Jensen:

                           International Jensen Incorporated
                           25 Tri-State International Office Center
                           Suite 400
                           Lincolnshire, IL 60069
                           Attn:  Mark T. Tanenberg

                      with a copy to:

                           Vedder, Price, Kaufman & Kammholz
                                222 North LaSalle Street
                           Chicago, IL 60601-1003
                           Attn:  John R. Obiala, Esq.

                (c)  If to Escrow Agent:

                           Vedder, Price, Kaufman & Kammholz
                                222 North LaSalle Street
                           Chicago, IL 60601-1003
                           Attn:  John R. Obiala, Esq.

or such other addresses as shall be furnished in writing by any party, and any such notice or communication shall be deemed to have been given as of the date so mailed or as of the date deposited with a public telegraph company for transmittal with all charges prepaid except notices or communications to the Escrow Agent which shall be deemed to have been given when received by it. Any notice given in any other manner shall be deemed to have been duly given when received.

             3. TERMS AND CONDITIONS TO ESCROW AGENT'S ACCEPTANCE. (a) Acceptance by the Escrow Agent of its duties under this Agreement is subject to the following terms and conditions, which the parties to this Agreement hereby agree shall govern and control the rights, duties and immunities of the Escrow
Agent:

                (i) The duties and obligations of the Escrow Agent shall be determined solely by the express provisions of this Agreement and the Escrow Agent shall not be liable except for the performance of such duties and obligations as are specifically set out in this Agreement;

                (ii) The Escrow Agent shall not be responsible in any manner whatsoever for any failure or inability of the parties of this Agreement, or of any one else, to deliver monies or other property to the Escrow Agent or otherwise to honor any of the provisions of this Agreement;

                (iii) Each of Jensen and Recoton shall hold the Escrow Agent harmless from, and indemnify the Escrow Agent against, any loss, liability, expense (including reasonable attorneys' fees and expenses), claim or demand arising out of or in connection with the performance of its obligations under this Agreement, except for any of the foregoing arising out of the bad faith or willful misconduct of the Escrow Agent. The foregoing indemnification obligations shall survive the termination of this Agreement. The Escrow Agent is attorney for Jensen and, in the event of a dispute hereunder (including a dispute concerning the disposition of the Assignment), may represent Jensen while it continues to act as the Escrow Agent;

                (iv) The Escrow Agent shall be equally reimbursed by Jensen and
             Recoton for all fees, expenses, disbursements and advances, including reasonable attorneys' fees, incurred by the Escrow Agent in connection with carrying out its duties in administering this Agreement. Jensen, on the one hand, and Recoton, on the other hand, agree that if the Escrow Agent shall incur or suffer any other costs, charges, damages or attorneys' fees on account of being the Escrow Agent or on account of having received the Assignment hereunder (including, without limitation, costs, charges, damages and reasonable attorneys' fees as a result of litigation involving this Agreement or the Assignment other than by reason of the bad faith or willful misconduct of the Escrow Agent), then such costs, charges, damages or fees (including, without limitation, reasonable attorneys' fees incurred by the Escrow Agent in connection with any litigation) shall be paid one half by Jensen and one half by Recoton, or, in the case of any cost, charge, damage or fee arising as a result of litigation, in such manner as the court in which such litigation occurs may direct;

                (v) The Escrow Agent shall be fully protected in acting on and relying upon any written notice, direction, request, waiver, consent, receipt or other paper or document which the Escrow Agent in good faith believes to be genuine and to have been signed or presented by the proper party or parties;

                (vi) The Escrow Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by it in good faith or for any mistake in fact or law, or for anything which it may do or refrain from doing in connection herewith, except its own willful misconduct; and

                (vii) The Escrow Agent may seek the advice of legal counsel in the event of any dispute or question as to the construction of any of the provisions of this Agreement or its duties hereunder, and it shall incur no liability and shall be fully protected in respect of any action taken, omitted or suffered by it in good faith in accordance with the advice of such counsel.

                (b) If a controversy arises between the parties hereto, or between the parties hereto and any person not a party hereto, as to whether or not, or to whom, the Escrow Agent shall deliver the Assignment or any portion thereof or as to any other matter arising out of or relating to this Escrow Agreement or the Assignment deposited hereunder, the Escrow Agent shall not be required to determine same and need not make any delivery of the Assignment but may retain the same until the rights of the parties to the dispute shall have finally been determined by agreement or by final order of a court of competent jurisdiction, in accordance with Section 1(c) hereof. The Escrow Agent shall be entitled to assume that no such controversy has arisen unless it has received a written notice that such a controversy has arisen which refers specifically to this Escrow Agreement and identifies by name and address the adverse claimants to the controversy.

                (c) This Agreement shall terminate upon the distribution of the Assignment by the Escrow Agent in accordance with this Agreement.
Notwithstanding any termination of this Agreement, the provisions of Section 3(a) hereof shall survive such termination and remain in full force and effect.

                (d) The Escrow Agent may resign and be discharged from its duties hereunder at any time by giving at least 30 days' notice of such resignation to Jensen and Recoton, specifying a date upon which such resignation shall take effect (the "Resignation Notice"); PROVIDED, HOWEVER, that the Escrow Agent shall continue to serve until its successor accepts the Assignment. Upon receipt of any Resignation Notice, a successor Escrow Agent shall be appointed by Jensen and Recoton, such successor Escrow Agent to become the Escrow Agent hereunder on the later of the date set forth in the Resignation Notice and the date on which the successor Escrow Agent accepts the Assignment. If an instrument of acceptance by a successor Escrow Agent shall not have been delivered to the resigning Escrow Agent within 15 days after delivery of the Resignation Notice, the resigning Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor Escrow Agent. Jensen and Recoton, acting jointly, may at any time substitute a new Escrow Agent by giving 20 days' notice thereof to the current Escrow Agent and paying all fees and expenses of the current Escrow Agent as provided in Section 3(a)(iii) hereof


     4. BINDING AGREEMENT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

             IN WITNESS WHEREOF, Recoton and Jensen have each caused this Agreement to be executed on its behalf by a duly authorized officer as of the day and year first above written.

                                RECOTON CORPORATION

                                By:  /S/ STUART MONT
                                   Name:  Stuart Mont
                                   Title: Executive Vice
                                   President-Operations


                        INTERNATIONAL JENSEN INCORPORATED

                                By:  /S/ MARC TANENBERG
                                   Name:  Marc Tanenberg
                                   Title: Vice President

The undersigned, by its duly authorized partner, hereby accepts appointment as Escrow Agent pursuant to the foregoing Agreement.

VEDDER, PRICE, KAUFMAN & KAMMHOLZ

By:  /S/ JOHN R. OBIALA
   Name:  John R. Obiala


                                    ____________, 199_


[NAME AND ADDRESS OF ESCROW AGENT]

    Recoton Corporation ("Recoton") hereby exercises the Purchase Option pursuant to Section 2(a) of the Exclusive World-Wide License and Option to Sell and Option to Purchase Proprietary Rights between Recoton and International Jensen Incorporated ("Jensen") dated as of January 3, 1996 (the "License and Option Agreement").

    Recoton herewith tenders to the Escrow Agent the Purchase Price by way of [payment of $4,000,000 by [wire transfer] [certified check] payable to the Escrow Agent and cancellation of $2,000,000 of indebtedness of Jensen owing to Recoton pursuant to the enclosed Notice of Cancellation of Indebtedness] [payment of $6,000,000 by [wire transfer] [certified check] payable to the Escrow Agent].

    The license under the License and Option Agreement shall continue pursuant to the License and Option Agreement until the delivery of the executed Assignment to Recoton.

                                    RECOTON CORPORATION


                                    By: ___________________
                                        Name:
                                       Title:


cc:  International Jensen Incorporated
    25 Tri-State International Office Center, Suite 400
    Lincolnshire, IL 60069

                                      EXHIBIT 2


                                ____________, 199_


[NAME AND ADDRESS OF ESCROW AGENT]


    International Jensen Incorporated ("Jensen") hereby exercises the Sale Option pursuant to Section 2(b) of the Exclusive World-Wide License and Option to Sell and Option to Purchase Proprietary Rights between Recoton Corporation ("Recoton") and Jensen dated as of January 3, 1996 (the "License and Option Agreement").

    Please deliver to Recoton the Assignment upon payment of the purchase price to the Escrow Agent by way of either (a) delivery to the Escrow Agent of a notice of cancellation of $2,000,000 of indebtedness of Jensen owing to Recoton represented by that certain promissory note dated January 3, 1996 in the original principal amount of $2,000,000 and surrender of the original canceled promissory note and payment by wire transfer or certified check of $4,000,000 to the Escrow Agent or (b) payment by wire transfer or certified check of $6,000,000 to the Escrow Agent.

    The license under the License and Option Agreement shall continue pursuant to the License and Option Agreement until the delivery of the executed Assignment to Recoton.

                        INTERNATIONAL JENSEN INCORPORATED


                                By: ___________________
                                    Name:
                                    Title:


cc:  Recoton Corporation
    2950 Lake Emma Road
    Lake Mary, FL 32746
    Attn:



[Name and Address of Escrow Agent]


                                       [Date]


                NOTICE OF CANCELLATION OF INDEBTEDNESS


Ladies and Gentlemen:

             Reference is made to the Escrow Agreement dated May 1, 1996 (the "Escrow Agreement"), between International Jensen Incorporated, a Delaware corporation ("Jensen"), and Recoton Corporation, a New York corporation ("Recoton").

             Pursuant to Section 1(a) of the Escrow Agreement, the undersigned hereby notifies you of the cancellation of $2 million of indebtedness of Jensen owing to Recoton represented by that certain Promissory Note dated January 3, 1996, in the original principal amount of $2,000,000 (the "Note"). The original canceled Note is enclosed herewith.

                                RECOTON CORPORATION


                        By:______________________________
                                      Name:
                                  Title:


[Name and Address of Escrow Agent]



                Re:        JOINT WRITTEN INSTRUCTIONS


Ladies and Gentlemen:

             Reference is made to the Escrow Agreement dated May 1, 1996 (the "Escrow Agreement"), between International Jensen Incorporated, a Delaware corporation and Recoton Corporation, a New York corporation.

             Pursuant to Section 1(b) of the Escrow Agreement, the undersigned hereby instruct you to disburse the Assignment (as defined in the Escrow Agreement) to _________________________.


                        INTERNATIONAL JENSEN INCORPORATED


                        By:______________________________
                                      Name:
                                  Title:


                                RECOTON CORPORATION


                        By:______________________________
                                      Name:
                                  Title:

[Name and Address of Escrow Agent]


                                       [Date]



                           NOTICE OF FINAL DECREE


Ladies and Gentlemen:

    Reference is made to the Escrow Agreement dated May 1, 1996 (the "Escrow Agreement"), between International Jensen Incorporated, a Delaware corporation, and Recoton Corporation, a New York corporation.

    Pursuant to Section 1(c) of the Escrow Agreement, the undersigned hereby instructs you to disburse the Assignment (as defined in the Escrow Agreement) in accordance with the Final Decree (as defined in the Escrow Agreement), a certified copy of which is attached hereto.

                           [INTERNATIONAL JENSEN INCORPORATED


                            By:______________________________
                               Name:
                              Title:]

                           [RECOTON CORPORATION


                           By:_______________________________
                              Name:
                             Title:]

                             EXHIBIT 10.4 TO RECOTON
                               FORM 8-K FOR EVENT
                              OCCURRING MAY 1, 1996




                              EMPLOYMENT AGREEMENT

    THIS EMPLOYMENT AGREEMENT is entered into as of the 1st day of May, 1996 (the "Commencement Date"), between RC Acquisition Sub, Inc., a Delaware corporation to be renamed Recoton Audio Corporation (the "Corporation"), Robert Shaw (the "Employee"), International Jensen Incorporated, a Delaware corporation ("Jensen") and Recoton Corporation, a New York corporation ("Recoton").

                              W I T N E S S E T H:

    WHEREAS, the Employee is currently employed by Jensen as its President and Chief Executive Officer;

    WHEREAS, the Corporation, Recoton and Jensen have entered into a Second Amended and Restated Agreement and Plan of Merger dated as of January 3, 1996 (the "Merger Agreement"), pursuant to which Jensen will merge with and into the Corporation;

    WHEREAS, the Corporation and the Employee desire to enter into an agreement pursuant to which the Employee is employed by the Corporation effective as of the filing date of the Merger Agreement with the Delaware Secretary of State's office (the "Effective Time");

    WHEREAS, in consideration for this Agreement, the Employee has agreed to release Jensen and the Corporation from any and all compensation, benefits and fees, payable or owing under the Employment Agreement dated December 19, 1991, but effective as of January 1, 1992, by and between Jensen and the Employee (the "1991 Employment Agreement") as of the Effective Time;

    WHEREAS, Jensen, the Corporation and Recoton have agreed to release Employee from any duties or obligations and any claims arising under the 1991 Employment Agreement as of the Effective Time;

    WHEREAS, the Employee also may serve as President, or in another executive capacity, of IJI Acquisition Corporation, an Illinois Corporation ("IJI Acquisition"); and

    WHEREAS, the Corporation and the Employee desire to assure the service of the Employee to the Corporation as of the Effective Time.


    NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations, warranties and conditions herein contained, the parties hereto agree as follows:

 1. Effect of this Agreement on the 1991 Employment Agreement. As of the Effective Time, the 1991 Employment Agreement shall automatically terminate. By executing this Agreement, the Employee, on behalf of himself, his heirs, executors, administrators and assigns, or anyone else acting on his behalf, hereby unconditionally and irrevocably releases Jensen, the Corporation, and its successors and assigns, subsidiaries, affiliates, directors, officers, agents and employees, in both their individual and representative capacities, from any obligations under the 1991 Employment Agreement, and unconditionally and irrevocably waives any compensation, benefits, termination payments, or other payments provided for in the 1991 Employment Agreement, as of the Effective Time. By executing this Agreement, Jensen, Recoton and the Corporation, jointly and severally, and on behalf of their respective successors and assigns, subsidiaries affiliates, directors, officers, agents and employees, in their representative capacities, hereby unconditionally and irrevocably release Employee from any obligations or duties arising under the 1991 Employment Agreement and any claims arising thereunder, as of the Effective Time. This Agreement shall terminate ab initio if the Merger Agreement is terminated and the 1991 Employment Agreement shall remain in full force and effect.

 2.  Employment and Duties.

    (a) The Corporation shall employ the Employee, and the Employee shall accept employment, effective as of the Effective Time for the period of time set forth in Section 3(a), upon such terms and conditions as set forth in this Agreement. The Employee shall serve the Corporation as President and as Chief Executive Officer subject to the conditions set forth in this Agreement, under the direction of the Board of Directors of the Corporation, and shall exercise such responsibilities and perform such duties for the Corporation as the Board of Directors shall from time to time reasonably designate and which are commensurate with the typical duties of a President or Chief Executive Officer of a wholly-owned subsidiary of a public company in the business in which the Corporation is engaged. The Employee also shall be elected to the Board of Directors of Recoton and the Board of Directors of the Corporation as of the Effective Date and shall serve as an executive officer of Recoton (in which capacity he shall exercise such responsibilities and perform such duties for Recoton as the President/Co-Chief Executive Officer and the Chief Operating Officer shall from time to time designate commensurate with the Employee's position as the President and Chief Executive Officer of a significant subsidiary. As set forth following this Agreement, Robert L. Borchardt ("Borchardt"), the President and Co-Chief Executive Officer of Recoton, has agreed to vote the common shares of Recoton, which he beneficially owns or as to which he has discretionary voting authority in favor of the election and reelection of the Employee to serve as a director of Recoton for so long as the Employee is employed by Recoton or the Corporation or any affiliate thereof whether during or after the termination of this Agreement. Recoton shall vote the common shares of the Corporation in favor of the election and reelection of the Employee to serve as a director of the Corporation, for so long as the Employee is employed by the Corporation or any affiliate thereof whether during or after the termination of this Agreement. For purposes of the foregoing, Borchardt shall be deemed to own beneficially any common shares of Recoton which are owned by himself, his spouse, any descendant of his, any trust, partnership, corporation, joint venture, and limited liability company which has been created primarily for his benefit or the benefit of his spouse or any descendant of Borchardt, or over which he has discretionary voting authority. At such time as the Employee ceases to be employed by the Corporation, the Employee shall resign as a director of the Corporation and Recoton.

    (b) The Employee shall report to the President/Co-Chief Executive Officer, or to the President/Co-Chief Executive Officer and the Chief Operating Officer of Recoton, together, as an officer of Recoton and to the Board of Directors of the Corporation as the President or as an executive officer of the Corporation. With the exception of that business time which will be devoted to the performance of the Employee's responsibilities to IJI Acquisition pursuant to an agreement to be entered into between Recoton, Jensen and IJI Acquisition captioned Management Services Agreement (the "MS Agreement"), the form of which is attached to the Amended and Restated Agreement for Purchase and Sale of the Assets of International Jensen Incorporation by and between Jensen and IJI Acquisition dated as of January 3, 1996 (the "Purchase Agreement") and such other business time as is devoted to other responsibilities as set forth herein, the Employee shall devote all of his business time and attention to the performance of his duties under this Agreement and to promoting the best interests of the Corporation and Recoton and the Employee shall not, either during or outside of such normal business hours, directly or indirectly engage in any activity inimical to such best interests. The Employee shall not perform services for compensation and/or bonuses for himself or for any entity or person other than the Corporation, or Recoton, without the prior express written permission of Recoton's Board of Directors. Notwithstanding anything to the contrary contained herein, it shall not be a violation of this Agreement for the Employee to (i) serve on civic or charitable boards; (ii) participate in professional activities and organizations; (iii) manage his personal investments and his real estate development concerns at a level of activity currently so engaged so long as those activities do not interfere with the Employee's performance of his responsibilities under this Agreement; and (iv) be an officer of or serve on the Board of Directors and be an employee of IJI Acquisition and receive compensation in connection therewith, so long as those activities do not interfere with the Employee's performance of his responsibilities under this Agreement. The Employee shall exert his best efforts in the performance of his duties under this Agreement.

    (c) The Employee and the Corporation acknowledge that there may be situations which arise, in light of the Employee being an officer, director, stockholder and/or employee of IJI Acquisition and an officer, director and/or employee of Recoton or the Corporation, which would constitute, or give rise to the possibility of, a conflict of interest or the appearance of a conflict of interest. The Employee agrees that he shall refrain from taking action which would constitute a violation of his fiduciary duties to Recoton or the Corporation. To the extent that he is aware of any conflicts (or potential conflicts) of interest, he shall promptly so advise the Corporation and Recoton. Recoton and the Corporation may take such reasonable efforts as they deem appropriate (including without limitation the establishment of a "Chinese Wall" between the Employee and other employees of Recoton and the Corporation working on, or with knowledge of, the matter or matters in conflict or potential or possible conflict (the "Conflicting Matters") and the reasonable exclusion of the Employee from those portions of meetings which are relevant and from having access to those portions of the files, documents, data bases and communications regarding or relating to the Conflicting Matters) in order to reasonably insulate the Employee from any such Conflicting Matters). The purpose of this paragraph is to protect the Corporation and Recoton against injury due to the Employee's conflict of interest. In no event shall the parties construe this provision as a means to derogate the Employee's duties, as described herein, or otherwise negate the Corporation's obligations and responsibilities under the MS Agreement (as defined in Section 2(b)), or the Supply Agreement (as defined in
Section 5(a)). Any reasonable action taken by Recoton or the Corporation in good faith, pursuant to this Section 2(c), shall not constitute an event giving the Employee the right to terminate this Agreement pursuant to the third sentence of
Section 3(d). Subject to the terms and conditions set forth in Section 5, the Employee shall not use or transmit, to IJI Acquisition or others, Recoton or Corporation Proprietary Information relating to any Conflicting Matters.

 3.  Term; Payment Upon Termination.

    (a) The term of the Employee's employment under this Agreement shall commence as of the Effective Time and shall terminate on the earlier of the death of the Employee, the Employee ceasing to be employed by the Corporation other than by reason of breach by the Corporation of this Agreement, or 5:00 p.m. on the second anniversary of the Effective Time (the "Employment Term"). Except with respect to the provisions of Sections 2, 3(d) and 3(e) which expressly survive the termination of this Agreement, the continued employment of the Employee following the expiration of the Employment Term shall be other than pursuant to this Agreement.

    (b) The Corporation, in the sole discretion of its Board of Directors, may terminate the employment of the Employee, and its obligation to pay compensation pursuant to Section 4, during the Employment Term at any time for "cause." "Cause" as used in this Agreement shall mean (i) conviction of a felony or any crime having larceny as an essential element, (ii) willful conduct that is materially injurious to the Corporation or Recoton, (iii) willful and repeated dereliction of duty or breach of the Employee's material obligations under this Agreement, (iv) failure to perform any material covenants under the agreement dated as of January 3, 1996 among the Employee and the Corporation entitled Shareholders' Agreement (the "Shareholders' Agreement") and (v) serious violation of law relating to the Corporation's or Recoton's business or securities. For the purpose of this section, no act or failure to act on the Employee's part will be considered "willful" unless done, or omitted to be done, by him not in good faith and without the reasonable belief that his action or omission was in the interest of the Corporation or not opposed to the interests of the Corporation. For termination for cause, written notice of the termination shall be served upon the Employee and, except as otherwise provided herein, shall be effective as of the date of such service ("Termination Notice"). With respect to items (iii) and (iv) of this subsection 3(b), Employee shall have ten
(10) days within receipt of the Termination Notice to cure the cause violation, and his failure to do so shall result in his termination. Such written notice shall specify in reasonable detail the act or acts of the Employee underlying such termination.

    (c) The Corporation may terminate the employment of the Employee for reasons other than for cause provided that the Corporation shall continue to pay or provide the Employee the salary and other benefits (including bonus which would be paid if the Employee were still employed hereunder) provided for in this Agreement until the expiration of the Employment Term.

    (d) The Employee may terminate his employment hereunder at any time upon sixty (60) days prior written notice. If the Employee has been employed by the Corporation for a period of two (2) years or more, at the time he gives his written notice of termination, the Corporation shall pay Employee a severance payment in an amount equal to one (1) year of his then-current Base Salary and Guaranteed Bonus, payable in one lump sum upon the termination of his employment. If the Employee has been employed by the Corporation for less than two (2) years, his compensation and benefits under this Agreement shall cease at the time of the termination of his employment. Notwithstanding anything herein to the contrary, the Employee's rights under the Option Plan, shall be governed by the terms and conditions of the Option Agreement, a form of which is attached hereto as Exhibit 4(d). If the Employee terminates his employment hereunder or notifies the Corporation of his intent to terminate his employment hereunder, the Corporation in its sole discretion may require the Employee to cease the exercise of his responsibilities and the performance of his services for the Corporation at any time prior to the effective date of the notice of termination and to refrain from entering the Corporation's premises but the Employee's compensation hereunder shall continue until the effective date of termination. If the Corporation shall: (i) materially breach any term of this Agreement, which breach shall not have been cured within ten (10) days after written notice thereof has been given to the Corporation by the Employee, (ii) assign duties or a title to the Employee or delegate powers to the Employee inconsistent, in any material respect with the Employee's position as President or as an executive officer of the Corporation; (iii) (A) relocate the Employee to an office or location outside of a radius of ten (10) miles from the Lincolnshire office and which is further than two (2) miles from an expressway (excluding the Employee's relocation to the Corporation's Schiller Park Facility), or (B) require the Employee to travel out-of-town in excess of an average of three (3) days per week over any period of twelve (12) consecutive weeks, other than with the prior written consent of the Employee, (iv) fail to require a successor of Recoton to perform under the Employment Agreement; and/or (v) materially change the Employee's reporting requirements; then the Employee may terminate his employment under this Agreement and the Corporation shall continue to be obligated to pay or provide to the Employee the salary and bonus provided for in this Agreement until the expiration of the Employment Term and the Corporation shall be obligated to provide to the Employee the payments and benefits specified in Section 3(e).

    (e) If the employment of the Employee is terminated by the Corporation at any time, whether during the Employment Term or thereafter (including, but not limited to, termination due to the death or disability of the Employee and the "constructive termination" specified in the last sentence of Section 3(d) above), unless terminated by the Corporation for cause, (i) the Employee will receive a severance payment equal to twice the sum of the Base Salary (as defined below) in effect at the time of termination and the Guaranteed Bonus (as defined below), of which one-half shall be paid upon the effective date of such termination and one-half of which shall be paid in equal monthly installments over a 24-month period commencing upon the effective date of such termination,
(ii) all options to purchase the common shares of the Corporation in the Employee's name shall immediately vest, (iii) the Corporation shall pay (or, if desired by the Employee, reimburse the Employee for) all premiums for COBRA insurance coverage for 18 months and shall reimburse the Employee for any comparable coverage obtained thereafter (but not for an amount in the aggregate in excess of the premiums paid or reimbursed for COBRA coverage) until the second anniversary of such termination and (iv) the Corporation shall pay the premiums for the life insurance policy noted in Section 4(c) for two years. Recoton agrees to guaranty the obligations of the Corporation under Sections 3 and 4.

     4. Compensation; Benefits; and Expenses. For all services to be rendered to the Corporation or any affiliate thereof in any capacity, including services as an officer, director, member of any committee or otherwise, so long as the Employee is employed by the Corporation or Recoton during the Employment Term pursuant to Section 3(a) or as otherwise set forth in the last sentence of
Section 3(d);

    (a) The Corporation or the Surviving Corporation shall pay the Employee a salary at the rate of $300,000 per year (the "Base Salary"). Such Base Salary shall be payable in equal installments, less any usual payroll deductions, in accordance with prevailing payroll practices of the Corporation from time to time. The Board of Directors may in its sole discretion increase the Employee's Base Salary and benefits over those provided for hereunder. Other than as provided in this Agreement, in no event may Employee's compensation or benefits be decreased by the Board of Directors except to the extent that such benefits (other than Base Salary and Guaranteed Bonus, as defined below) are provided to other employees and such employee benefits are similarly generally reduced.

    (b) The Employee shall receive an annual bonus in respect of services for each twelve (12) month period during the Employment Term in the amount of at least $150,000 (the "Guaranteed Bonus"). The Guaranteed Bonus shall be paid in one (1) installment, payable on the fifteenth day following the end of each twelve month period. The Employee also shall be eligible for an additional annual performance-based bonus which may be granted by the Board of Directors of the Corporation in its sole discretion (the "Performance Bonus").

    (c) The Employee shall be eligible to participate in all executive medical, dental, life, long-term disability, and qualified or non-qualified retirement benefit plans and all key executive and other employee benefit plans or arrangements of the Corporation, including, without limitation, any Section 401(k) savings and profit sharing plan, and any standard life, disability, accidental death and dismemberment and retirement plans or programs consistent with the terms and coverages of such plans or arrangements and such other individual plans and arrangements applicable to key executives or employees generally, each as may from time to time be established, amended or terminated; provided, however, that the value of all such benefits shall not be less than the aggregate value of those benefits provided to the Employee under Section 4(e) of the 1991 Employment Agreement except that the key man life insurance policies with aggregate benefits totalling $16.5 million can be terminated or assigned to IJI Acquisition but the Corporation shall pay the premiums on the Transamerica Life insurance policy owned by the Robert G. Shaw Trust in the principal amount of $2.5 million during the Employment Term, and for a period of two (2) years following the termination of the Employment Term, to the extent required pursuant to Section 3(e).

    (d) On the Effective Date, the Employee shall be granted a nonqualified option pursuant to the terms of the Recoton Corporation 1991 Stock Option Plan (the "Option Plan") to purchase 50,000 Recoton Common Shares, par value $.20 (the "Common Shares") at the closing price for the Common Shares on the day prior to the Effective Time which option shall vest in five equal annual installments, commencing on the first anniversary of the grant, and shall have a term of ten years from the date hereof. The options granted under this paragraph
(d) shall be issued under the form of option agreement attached hereto as
Exhibit 4(d).

    (e) The Corporation shall reimburse the Employee for all reasonable and necessary expenses incurred by the Employee requested or authorized by the Corporation in connection with the Corporation's business where such expenses are properly documented and accounted for in accordance with the current policy of the Corporation.

 5.  Restrictions on the Disclosure of Proprietary Information;
Inventions.

    (a) During the period from the Effective Time until the expiration of the Employment Term and thereafter, and except as may be necessary in the ordinary course of the Corporation's business, the Employee shall not, without the prior written consent of the Corporation, directly or indirectly (i) record, photograph, photocopy or by any other means copy or cause to be copied any document, list, drawing, writing, photograph, sketch, sound recording or other material that embodies Proprietary Information as defined herein or (ii) use, or disclose or divulge to any person, firm or corporation, any Proprietary Information. Notwithstanding the above, the parties acknowledge that the MS Agreement will be entered into pursuant to the Purchase Agreement and that a certain Supply and Services Agreement will be entered into between Jensen and IJI Acquisition (the "Supply Agreement"), the form of which is attached to the Purchase Agreement, and recognize that the non- disclosure limitation as set forth herein does not apply to information properly transmitted to any of the parties in the performance of the MS Agreement and/or the Supply Agreement and maintained in confidence by the recipient. As used in this Agreement, "Proprietary Information" means information disclosed to or obtained by the Employee, whether or not acquired during business hours, concerning Jensen's, the Corporation's, Recoton's and/or their subsidiaries' business, operations, products, manufacturing or other processes, services, customers, vendors, costs and pricing policies, research, development, formulae, specifications, methods, expertise, techniques, inventions, equipment, purchasing, merchandising and selling including, but not limited to, customer lists, financial and/or marketing reports and plans, product configurations and compositions, pricing guidelines or information, financial reports, financial projections and other financial information, business plans and any other information not readily known or obtainable by the general public, and any proprietary software. Notwithstanding the foregoing sentence, Proprietary Information does not include
(i) information acquired by the Employee before the Employee became an employee of Jensen, (ii) information acquired by the Employee pursuant to his employment by or ownership of IJI Acquisition, (iii) information which is or becomes public knowledge (except as may be disclosed by the Employee in violation of this Agreement), (iv) information acquired by the Employee from a source other than Jensen, the Corporation, Recoton or an affiliate thereof or a party providing such information to Jensen, the Corporation, Recoton or such affiliate that legally acquired such information and was free to disclose the same or, (iv) information independently developed by the Employee without the use of Proprietary Information or the Corporation's, Recoton's, Jensen's or an affiliates' facilities. Upon termination of employment hereunder for any reason, Employee shall, to the extent feasible, promptly return to the Corporation that portion of all books, records, lists, tapes and other written, typed, computer or printed materials or data and all copies thereof which contain any Proprietary Information, and the Employee shall not make or retain any copies thereof.

    (b) If at any time during the term of employment by the Corporation the Employee conceives, develops, participates in the development of or causes to be developed any products, methods, techniques, inventions, improvements, works, techniques, processes, programs, software, works of art, products, ideas or formulae which are not related to any of the businesses conducted by IJI Acquisition or any of its affiliates (collectively, the "Corporation Intellectual Property"), whether or not patentable or copyrightable and whether or not done within or after normal business hours or alone or in conjunction with others, relating exclusively to the business of the Corporation or any of its affiliates, or their affiliates or any part thereof, such Corporation Intellectual Property shall be and remain the sole and exclusive property of the Corporation. The Employee shall promptly communicate and disclose all such Corporation Intellectual Property or Employee Intellectual Property, as defined below, to the Corporation, and to further effectuate the purposes of this provision, each of the Corporation and the Employee shall execute and deliver to the other at the requesting party's expense any instruments deemed necessary by the requesting party to effect the disclosure thereof to, and ownership thereof by, the requesting party, including without limitation any assignments of rights to patents, copyrights and all other proprietary interests which the Employee or the Corporation, as applicable, might have in any Corporation Intellectual Property or Employee Intelectual Property, defined below, and shall further assist the requesting party as the requesting party may reasonably request, to obtain patent, trademark or copyright registration, or other protections for the Corporation Intellectual Property/or Employee Intellectual Property, as defined below, including testifying in any hearings, depositions or trials related thereto.

        If at any time during the term of employment the Employee conceives, develops, participates in the development of or causes to be developed any products, methods, techniques, inventions, improvements, works, techniques, processes, programs, software, works of art, products, ideas or formulae which are not related to any of the business conducted by the Corporation or any of its affiliates (collectively, the "Employee Intellectual Property"), whether or not patentable or copyrightable and whether or not done within or after normal business hours or alone or in conjunction with others, relating exclusively to the business of IJI Acquisition, or its affiliates or any part thereof, such Employee Intellectual Property shall be and remain the sole and exclusive property of the Employee. To the extent the Employee conceives, develops, participates in the development of or causes to be developed any products, methods, techniques, inventions, improvements, works, techniques, processes, programs, software, works of art, products, ideas or formulae which are related to the business conducted by both the Corporation or any of its affiliates and IJI Acquisition or any of its affiliates (collectively the "Shared Intellectual Property"), whether or not patentable or copyrightable and whether or not done within or after normal business hours or alone or in conjunction with others, which does not relate exclusively to the business of IJI Acquisition, the Corporation or any of their affiliates, shall be and remain the shared property of the Employee, IJI Acquisition, and the Corporation, as the case may be. The parties shall, in good faith, endeavor to agree on an appropriate bifurcation or other allocation of such Shared Intellectual Property, to the extent the parties cannot agree on such bifurcation or allocation or other appropriate arrangement, the parties shall each hold a perpetual worldwide royalty free license to use such Shared Intellectual Property on a non-exclusive basis.

 6. Restrictions on Competition. During the period of time during which the Employee is employed by the Corporation (for the purpose of this section, the term "Corporation" shall include the Corporation's subsidiaries and Recoton) (the "Employment Period") and for that period of time after the Employment Period in which the Employee is deemed to receive benefits pursuant to Section 3(d) (i.e. one (1) year after termination of the Employment Agreement if the severance payment referenced in the second sentence of Section 3(d) is made), or
Section 3(e), as applicable, the Employee shall not:

    (a) directly or indirectly, either individually or as a principal, partner, agent, employer, consultant, stockholder, joint venturer, or investor, or in any other manner or capacity whatsoever, engage in, assist or have any active interest in a business that engages in the Branded Business or any business of Recoton or its affiliates as that term is defined in that certain Non-Competition Agreement to be entered into by and among Jensen, IJI Acquisition, the Corporation, Recoton, and Fuji Cone, Inc., a Delaware corporation (the "Non-Competition Agreement") the form of which is attached to the Purchase Agreement as it exists on the Commencement Date, located anywhere in the United States of America or any foreign country in which the Corporation has conducted business in the last three (3) years. Notwithstanding anything to the contrary contained herein: (A) this Section shall not preclude the Employee from owning not more than 5% of the outstanding securities of a corporation which is publicly traded, either on a securities exchange or over-the-counter; and which engages in a business or lines of business similar to the Branded Business, as that term is defined in the Non-Competition Agreement; and (B) it shall not be a violation of this Agreement for Employee (whether during employment or after termination of employment of the Employee hereunder) to: (i) provide services pursuant to the MS Agreement, (ii) act as an executive officer or director of IJI Acquisition, so long as those activities do not interfere with the Employee's performance of his responsibilities under this Agreement,
(iii) own stock in IJI Acquisition, or (iv) be employed by IJI Acquisition so long as those activities do not interfere with the Employee's performance of his responsibilities under this Agreement.

    (b) directly or indirectly, either individually or as a principal, partner, agent, employer, consultant, stockholder, joint venturer, or investor, or in any other manner or capacity whatsoever:

    (i) divert or attempt to divert from the Corporation or an affiliate any Branded Business, as that term is defined in the Non-Competition Agreement, with respect to any customer or account, with which the Corporation or any of its affiliates had any contact or association, or which was under the supervision of the Corporation within three (3) years prior thereto;

    (ii) induce any employee, salesperson, distributor, supplier, vender, manufacturer, representative, agent, jobber, or other person transacting business relating to the Branded Business, as that term is defined in the Non-Competition Agreement, with the Corporation, or any of the affiliates, to terminate their relationship or association with the Corporation or any of its affiliates, or to represent or sell services or products in competition with services or products relating to the Branded Business, as that term is defined in the Non-Competition Agreement, of the Corporation or any of its affiliates, excluding, however, any employee first hired after the Employee's employment with the Corporation terminated (a "Prohibited Employee") for employment by any person, business, firm or corporation, or any other entity;

    (iii)       employ or retain, directly or indirectly, a Prohibited
Employee; or

    (iv) be an officer, director, partner, sole proprietor, the holder of outstanding securities (except the holder of not more than 5% of the securities of any corporation which is publicly traded, either on a securities exchange or over-the-counter, or principal of any person, business, firm, corporation or other entity that employs or retains a Prohibited Employee; provided, however, that nothing in this Section 6 shall be construed to in any way prohibit IJI Acquisition's right to hire any of the persons named as Management Service Providers in the MS Agreement as an officer, director, employee or agent of IJI Acquisition during the course of the Employee's employment with the Corporation and for six months after termination of such employment pursuant to the Non-Competition Agreement.

    Nothing contained in this Agreement shall prevent Employee during the Employment Period or thereafter, from performing his duties as an employee of IJI Acquisition while IJI Acquisition engages in activities consistent with the Non-Competition Agreement, so long as such performance conforms with Section 2(c). The Employee acknowledges that the time, scope, geographic area and other provisions of this Section 6 have been specifically negotiated by sophisticated commercial parties and that all such provisions are reasonable under the circumstances of the transactions contemplated by this Agreement. It is understood that the Employee is agreeing to the terms of this Section 6 in order to induce the Corporation and Recoton to enter into this Agreement. The parties acknowledge that the business which the Corporation plans to conduct will be conducted throughout the United States and worldwide and that, given the current sophistication of the information and telecommunication "highway," a narrow geographic limitation would deny the Corporation protection to which it is entitled in this Agreement.

 7. Prior Agreements. The Employee represents and warrants to the Corporation that, except for his current employment by Jensen and the Purchase Agreement and all ancillary documents thereto, he is not currently subject to any agreements, obligations or restrictions regarding prior employment, competition, solicitation of employees or customers or disclosure of proprietary information.

 8. Certain Business Practices. The Employee shall not during the term of his employment by the Corporation take or cause or knowingly permit others to take any action which would cause the Corporation or Recoton to be in violation of the United States Foreign Corrupt Practices Act or any other similar legislation of the United States or any other country or any subdivision thereof.

 9.  Governing Law; Arbitration; Attorneys Fees.

    (a) This Agreement and its validity, construction and performance shall be governed in all respects by the law of the State of Illinois, without giving effect to principles of conflict of law.

    (b) The parties shall promptly cooperate in good faith to carry out the provisions of this Agreement and the activities contemplated hereby and shall also cooperate in good faith to resolve any disputes or differences which may arise in connection with the provisions hereof and the activities contemplated hereby. Except as otherwise noted in this Agreement, any dispute, question, difference, controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be finally settled by arbitration in the jurisdiction where the Corporation's main offices are located at the time of institution of such action (the "Main Office") in accordance with the Commercial Arbitration Rules of the American Arbitration Association, as then in effect at the time of filing of the notice of demand. The parties consent to the jurisdiction of the trial court for the county where the Main Office is located and of the United States Federal District Court for the District where the Main Office is located for all purposes in connection with arbitration. The parties consent that any process or notice of motion or other application to either of said courts, and any paper in connection with arbitration, may be served by certified mail, return receipt requested or by personal service or in such other manner as may be permissible under the rules of the applicable court or arbitration tribunal, provided a reasonable time for appearance is allowed. The arbitrators shall not alter or disregard any express provisions of this Agreement. Any arbitration award in accordance with this Section 9(b) shall be final and binding upon the parties and judgment thereon may be entered in any court having jurisdiction over such party. The arbitrators are hereby authorized to award to the prevailing party the costs (including reasonable attorneys' fees and expenses) of any such arbitration.

    (c) In the event of litigation or arbitration hereunder, the court or arbitration panel shall be authorized to award the prevailing party in such action or proceeding any or all reasonable attorney fees and disbursements paid by it in pursuing or defending such action.

 10. Enforceability. Any provision of this Agreement which is prohibited by, or unlawful or unenforceable under, any applicable law of any jurisdiction shall be ineffective as to such jurisdiction without affecting any other provision of this Agreement in such jurisdiction or all of the provisions of this Agreement in other jurisdictions. To the full extent, however, that the provisions of such applicable law may be waived, or the provisions of this Agreement "blue-penciled" or reformed by any competent court or arbitration panel, so that they become enforceable, such provisions of law shall be hereby deemed waived or such provisions of this Agreement shall be so blue-penciled or reformed to the end that this Agreement is deemed to be a valid and binding agreement enforceable in accordance with its terms. If any term or provision of this Agreement shall be held invalid by a competent court or arbitration panel, the remainder of this Agreement shall not be affected thereby and the parties hereto shall continue to be bound by the remaining terms hereof. In such event, the relevant term or provision (or should such term(s) or provision(s) be such a material element of this Agreement, then the entire Agreement) shall be renegotiated by the parties in a good faith effort to achieve mutual agreement consistent with such holding and the parties shall continue to perform under this Agreement in a manner consistent with the intent and objectives of the parties to this Agreement.

 11. Equitable Remedies. The Employee acknowledges that because of the nature of the business of the Corporation and the subject matter of this Agreement, a breach of Section 5 or 6 of this Agreement will cause irreparable injury to the Corporation for which money damages will not provide an adequate remedy, and the Employee agrees that the Corporation shall have the right to have the provisions of such Sections specifically enforced by a court having equity jurisdiction, in addition to, and not in limitation of, any remedies at law that the Corporation may have.

 12. No Waiver. The failure by either party at any time to require performance or compliance by the other of any of its obligations or agreements shall in no way affect the right to require such performance or compliance at any time thereafter. The waiver by either party of a breach of any provision hereof shall not be taken or held to be a waiver of any preceding or succeeding breach of such provision or as a waiver of the provision itself. No waiver of any kind shall be effective or binding, unless it is in writing and is signed by the party against which such waiver is sought to be enforced.

 13. Assignment. This Agreement and all rights hereunder are personal to the Employee and may not be transferred or assigned by the Employee at any time. The Corporation may assign its rights to any parent or subsidiary or, with the Employee's consent (not to be unreasonably withheld), any successor or in connection with any sale, transfer or other disposition of all, or substantially all, of its business and assets, provided, however, that any such assignee assumes the Corporation's obligations hereunder and provided, further, that such assignment and assumption shall not relieve the Corporation of its obligations hereunder.

 14. Entire Agreement. This Agreement constitutes the entire and only agreement between the parties relating to employment of the Employee by or with the Corporation, and this Agreement supersedes and cancels any and all previous contracts, arrangements or understandings with respect thereto.


     15. Amendment. This Agreement may be amended, modified, superseded, canceled, renewed or extended only by a written instrument executed by both of the parties hereto.

 16. Notices. Any notice, request, consent or communication (collectively "Notice") sent under this Agreement shall be effective only if it is in writing and (a) personally delivered, (b) sent by certified or registered mail, return receipt requested, postage prepaid, (c) sent by a nationally recognized overnight delivery service, with delivery confirmed, or (d) telexed or telecopied with receipt confirmed, addressed as follows:

(i) To the Employee:                   Robert G. Shaw
                                       c/o International Jensen Incorporated/
                                       Recoton Audio Corporation
                                       25 Tri-State International Office Center
                                       Suite 400
                                       Lincolnshire, Illinois 60069
                                       Telecopier: (847) 317-3855
                                       Telephone No.: (847) 317-3700

        - copy to (which shall not constitute notice) -

                                       Wildman Harrold Allen & Dixon
                                       225 W. Wacker Drive
                                       Chicago, IL 60606-229
                                       Attn.: Richard B. Thies, Esq.
                                       Telecopier: (312) 201-2555
                                       Telephone No.: (312) 201-2000


(ii) To the Corporation:               RC Acquisition Sub, Inc./Recoton
                                       Audio Corporation
                                       2950 Lake Emma Road
                                       Lake Mary, Florida 32746
                                       Attn: Stuart Mont
                                       Telecopier No.: (407) 333-8903
                                       Telephone No.: (407) 333-8900
        - copy to (which shall not constitute notice) -
                                       Stroock & Stroock & Lavan
                                       7 Hanover Square
                                       New York, New York 10004
                                       Attn: Theodore S. Lynn, Esq.
                                       Telecopier No.: (212) 806-6006
                                       Telephone No.: (212) 806-5400

(iii) To Jensen                        International Jensen Incorporated
                                       25 Tri-State International Office Center
                                       Suite 400
                                       Lincolnshire, Illinois 60069
                                       Attention: Mr. Marc T. Tanenberg
                                       Telecopier: (847) 317-3855
                                       Telephone: (847) 317-3700

(iv) To the Corporation:               RC Acquisition Sub, Inc./Recoton
                                       Audio Corporation
                                       2950 Lake Emma Road
                                       Lake Mary, Florida 32746
                                       Attn: Stuart Mont
                                       Telecopier No.: (407) 333-8903
                                       Telephone No.: (407) 333-8900

        - copy to (which shall not constitute notice) -

                                       Stroock & Stroock & Lavan
                                       7 Hanover Square
                                       New York, New York 10004
                                       Attn: Theodore S. Lynn, Esq.
                                       Telecopier No.: (212) 806-6006
                                       Telephone  No.: (212) 806-5400


or such other persons or addresses as shall be furnished in writing by any party to the other parties. A notice shall be deemed to have been given as of the date when (i) personally delivered, (ii) five days after the date when deposited with the United States mail properly addressed, (iii) when a receipt of a Notice sent by a overnight delivery service is confirmed by such overnight delivery service, or (iv) when receipt of the telex or telecopy is confirmed, as the case may be, unless the sending party has actual knowledge that a Notice was not received by the intended recipient.

 17. Binding Nature. This Agreement shall be binding upon and inure to the benefit of the personal representatives and successors of the respective parties hereto.

 18. Headings; Language. The headings contained in this Agreement are for reference purposes only and shall in no way affect the meaning or interpretation of this Agreement. In this Agreement, the singular includes the plural, the plural the singular and the word "or" is used in the inclusive sense and all references to "including" shall mean "including without limitation," unless the context requires otherwise.

 19. Survival. Unless otherwise provided herein, the provisions of Sections 2, 3(d), 3(e), 4(b), 4(d), 5, 6, 9, 10, 11, 12, 13 and 16 of this Agreement shall survive the termination of this Agreement as a continuing agreement of the Corporation and the Employee.

 20. Cross-References; Exhibits. References in this Agreement to Articles, Sections, Schedules and Exhibits are references to Articles and Sections of this Agreement and to Schedules and Exhibits attached to or delivered pursuant to this Agreement. Any Schedules and Exhibits are hereby made a part of this Agreement.

 21. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original.

 22. Advice of Counsel. The Employee acknowledges that he was given the opportunity to receive the advice of counsel before signing this Agreement and has consulted counsel.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

INTERNATIONAL JENSEN INCORPORATED                    RECOTON CORPORATION
By: /S/ MARC TANENBERG                               By: /S/ STUART MONT
Name: Marc Tanenberg                                 Name: Stuart Mont
                                                     Title:  Executive Vice
Title: Vice President                                President-Operations
RC ACQUISITION SUB, INC.
By: /S/ STUART MONT                                  /s/ Robert G. Shaw
Name: Stuart Mont                                    Robert G. Shaw
Title: Secretary




                  AGREEMENT REGARDING ELECTION AND RE-ELECTION
               OF ROBERT G. SHAW AS A RECOTON CORPORATION DIRECTOR

         The undersigned hereby agrees to vote the Common Shares of Recoton Corporation beneficially held by him as set forth in this Employment Agreement or as to which he has discretionary voting authority in favor of the election and reelection of Robert G. Shaw as a director of Recoton Corporation so long as Employee is employed by Recoton Corporation or any affiliate thereof.

                                               /s/ Robert L. Borchardt
                                               Robert L. Borchardt